Exhibit 3.1

THE COMPANIES LAW (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

TENTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

AND

ARTICLES OF ASSOCIATION

OF

Boqii Holding Limited

(adopted by a Special Resolution passed on May 31, 2020)

THE COMPANIES LAW (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

TENTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

Boqii Holding Limited

(adopted by a Special Resolution passed on May 31, 2020)

1.	The name of the Company is Boqii Holding Limited.

2.

The Registered Office of the Company shall be at the offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205 Cayman Islands or at such other place in the Cayman Islands as the Directors may from time to time decide.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (Revised) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4.

The Company has unrestricted corporate capacity. Without limitation to the foregoing, as provided by Section 27(2) of the Companies Law (Revised), the Company has and is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit. Without in any way limiting the unrestricted nature of its objects, the Company may accept mortgages over land or any other property irrespective of location.

5.	Nothing in any of the preceding paragraphs permits the Company to carry on any of the following businesses without being duly licensed, namely:

a.	the business of a bank or trust company without being licensed in that behalf under the Banks and Trust Companies Law (Revised); or

b.	insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the Insurance Law (Revised); or

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c.	the business of company management without being licensed in that behalf under the Companies Management Law (Revised).

6.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

7.

The authorized share capital of the Company is US$200,000 divided into (i) 149,000,000 Ordinary Shares of par value US$0.001 each, (ii) 11,000,000 Series A Preferred Shares of par value US$0.001 each, (iii) 10,000,000 Series B Preferred Shares of par value US$0.001 each, (iv) 6,000,000 Series C Preferred Shares of par value US$0.001 each, (v) 8,000,000 Series C+ Preferred Shares of par value US$0.001 each, (vi) 3,000,000 Series D Preferred Shares of par value US$0.001 each, (vii) 3,000,000 Series D-1 Preferred Shares of par value US$0.001 each, (viii) 2,000,000 Series D-2 Preferred Shares of par value US$0.001 each, (ix) 1,000,000 Series D-3 Preferred Shares of par value US$0.001 each and (x) 7,000,000 Series E Preferred Shares of par value US$0.001 each.

8.

If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Law (Revised) and, subject to the provisions of the Companies Law (Revised) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

9.	Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

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THE COMPANIES LAW (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

TENTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

Boqii Holding Limited

(adopted by a Special Resolution passed on May 31, 2020)

INTERPRETATION

1.	In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Affiliate”	means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. The “Affiliate” of an individual shall also include such individual’s spouse, parent(s), siblings, grandparent(s), descendants, cousins, or spouse of any of the foregoing, or an individual living in the same household with such individual. In the case of a holder of Preferred Shares, the term “Affiliate” also includes (v) any shareholder of such holder, (w) any of such holder’s general partners or limited partners, (x) the fund manager managing or advising such holder (and general partners, limited partners and officers thereof) and other funds managed or advised by such fund manager, (y) trusts Controlled by or for the benefit of any such Person referred to in (v), (w) or (x), and (z) any fund or holding company formed for investment purposes that is promoted, sponsored, managed, advised or serviced by such holder (in the case of GS, such “holder” mentioned in this sub-clause (z) shall also include The Goldman Sachs Group, Inc. and/or its Affiliates) or any of its Affiliates.

“Applicable Conversion Price”	means, (i) with respect to the Series A Preferred Shares, the Series A Conversion Price; (ii) with respect to the Series B Preferred Shares, the Series B Conversion Price; (iii) with respect to the Series C Preferred Shares, the Series C Conversion Price; (iv) with respect to the Series C+ Preferred Shares, the Series C+ Conversion Price; (v) with respect to the Series D Preferred Shares, the Series D Conversion Price; (vi) with respect to the Series D-1 Preferred Shares, the Series D-1 Conversion Price; (vii) with respect to the Series D-2 Preferred Shares, the Series D-2 Conversion Price; (viii) with respect to the Series D-3 Preferred Shares, the Series D-3 Conversion Price or (ix) with respect to the Series E Preferred Shares, the Series E Conversion Price.

“Applicable Issue Date”	means, (i) with respect to the Series A Preferred Shares, the Series A Issue Date; (ii) with respect to the Series B Preferred Shares, the Series B Issue Date; (iii) with respect to the Series C Preferred Shares, the Series C Issue Date; (iv) with respect to the Series C+ Preferred Shares, the Series C+ Issue Date; (v) with respect to the Series D Preferred Shares, the Series D Issue Date; (vi) with respect to the Series D-1 Preferred Shares, the Series D-1 Issue Date; (vii) with respect to the Series D-2 Preferred Shares, the Series D-2 Issue Date, (viii) with respect to the Series D-3 Preferred Shares, the Series D-3 Issue Date or (ix) with respect to the Series E Preferred Shares, the Series E Issue Date.

“Applicable Issue Price”	means, (i) with respect to the Series A Preferred Shares, the Series A Issue Price; (ii) with respect to the Series B Preferred Shares, the Series B Issue Price; (iii) with respect to the Series C Preferred Shares, the Series C Issue Price; (iv) with respect to the Series C+ Preferred Shares, the Series C+ Issue Price; (v) with respect to the Series D Preferred Shares, the Series D Issue Price; (vi) with respect to the Series D-1 Preferred Shares, the Series D-1 Issue Price; (vii) with respect to the Series D-2 Preferred Shares, the Series D-2 Issue Price, (viii) with respect to the Series D-3 Preferred Shares, the Series D-3 Issue Price or (ix) with respect to the Series E Preferred Shares, the Series E Issue Price.

“Applicable Redemption Closing Date”	means, (i) with respect to the Series A Preferred Shares, the Series A Redemption Closing Date; (ii) with respect to the Series B Preferred Shares, the Series B Redemption Closing Date; (iii) with respect to the Series C Preferred Shares, the Series C Redemption Closing Date; (iv) with respect to the Series C+ Preferred Shares, the Series C+ Redemption Closing Date; (v) with respect to the Series D Preferred Shares, the Series D Redemption Closing Date; (vi) with respect to the Series D-1 Preferred Shares, the Series D-1 Redemption Closing Date; (vii) with respect to the Series D-2 Preferred Shares, the Series D-2 Redemption Closing Date, (viii) with respect to the Series D-3 Preferred Shares, the Series D-3 Redemption Closing Date or (ix) with respect to the Series E Preferred Shares, the Series E Redemption Closing Date.

“Applicable Redemption Notice”	means, (i) with respect to the Series A Preferred Shares, the Series A Redemption Notice; (ii) with respect to the Series B Preferred Shares, the Series B Redemption Notice; (iii) with respect to the Series C Preferred Shares, the Series C Redemption Notice; (iv) with respect to the Series C+ Preferred Shares, the Series C+ Redemption Notice; (v) with respect to the Series D Preferred Shares, the Series D Redemption Notice; (vi) with respect to the Series D-1 Preferred Shares, the Series D-1 Redemption Notice; (vii) with respect to the Series D-2 Preferred Shares, the Series D-2 Redemption Notice; (viii) with respect to the Series D-3 Preferred Shares, the Series D-3 Redemption Notice or (ix) with respect to the Series E Preferred Shares, the Series E Redemption Notice.

“Applicable Redemption Notice Date”	means, (i) with respect to the Series A Preferred Shares, the Series A Redemption Notice Date; (ii) with respect to the Series B Preferred Shares, the Series B Redemption Notice Date; (iii) with respect to the Series C Preferred Shares, the Series C Redemption Notice Date; (iv) with respect to the Series C+ Preferred Shares, the Series C+ Redemption Notice Date; or (v) with respect to the Series D Preferred Shares, the Series D Redemption Notice Date; (vi) with respect to the Series D-1 Preferred Shares, the Series D-1 Redemption Notice Date; (vii) with respect to the Series D-2 Preferred Shares, the Series D-2 Redemption Notice Date, (viii) with respect to the Series D-3 Preferred Shares, the Series D-3 Redemption Notice Date or (ix) with respect to the Series E Preferred Shares, the Series E Redemption Notice Date.

“Applicable Redemption Price”	means, (i) with respect to the Series A Preferred Shares, the Series A Redemption Price; (ii) with respect to the Series B Preferred Shares, the Series B Redemption Price; (iii) with respect to the Series C Preferred Shares, the Series C Redemption Price; (iv) with respect to the Series C+ Preferred Shares, the Series C+ Redemption Price; (v) with respect to the Series D Preferred Shares, the Series D Redemption Price; (vi) with respect to the Series D-1 Preferred Shares, the Series D-1 Redemption Price; (vii) with respect to the Series D-2 Preferred Shares, the Series D-2 Redemption Price; (viii) with respect to the Series D-3 Preferred Shares, the Series D-3 Redemption Price or (ix) with respect to the Series E Preferred Shares, the Series E Redemption Price.

“Articles”	means these articles of association of the Company as originally formed or as from time to time altered by Special Resolution.

“Associate”	means, with respect to any Person, (1) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of Equity Securities of such corporation or organization, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (3) any relative or spouse of such Person, or any relative of such spouse.

“Auditor”	means the Person for the time being performing the duties of auditor of the Company (if any), who, unless otherwise approved by the Board (including the affirmative vote of at least two Preferred Directors, one of whom shall be the Series A Director), shall be one of the Big Four international accounting firms.

“Automatic Conversion”	shall have the meaning set forth in Article 8.3 C. hereof.

“Big Four”	means KPMG, PricewaterhouseCoopers, Deloitte Touche Tohmatsu or Ernst & Young or their Hong Kong or PRC Affiliates.

“Board” or “Board of Directors”	means the board of directors of the Company.

“Business Day”	means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, Hong Kong, the Cayman Islands, New York or Singapore.

“Charter Documents”	means, with respect to a particular legal entity, the articles or certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“China Equities Warrant”	means the Warrant issued by the Company to China Equities HK Limited for the purchase of certain number of Series E Preferred Shares dated March 6, 2020, as amended from time to time.

“Closing” “Closing Date”	has the meaning set forth in the Purchase Agreement. has the meaning set forth in the Purchase Agreement.

“CMB”	means CMB International Capital Management (Shenzhen) Co., Ltd. (招银国际资本管理(深圳)有限公司) and its Affiliates.

“CMB Warrant”	means the Series C+ Preferred Shares Purchase Warrant issued by the Company to CMB for the purchase of up to 6,734,459 Series C+ Preferred Shares (subject to adjustment set forth therein) dated January 26, 2016, as amended from time to time.

“Commission”	means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Company”	means the above named company.

“Consent”	means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Control”	of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the Members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents”	means the following contracts: (i) Exclusive Technology and Consulting Service Agreement (独家技术和咨询服务协议) by and between the WFOE and the Domestic Company dated October 16, 2019 (ii) Exclusive Option Agreement (独家购买权协议) by and among the WFOE, the Domestic Company and the shareholders of the Domestic Company dated October 16, 2019, (iii) Shareholders Voting Rights Proxy Agreement (股东表决权委托协议) by and among the WFOE, the Domestic Company and the shareholders of the Domestic Company dated October 16, 2019, (iv) Equity Pledge Agreement (股权质押合同) by and among the WFOE, the Domestic Company and the shareholders of the Domestic Company dated October 16, 2019, (v) IP License Agreement (知识产权许可协议) by and between the WFOE and the Domestic Company dated October 16, 2019, and (vi) relevant Loan Agreements (贷款协议) by and among the WFOE and each shareholder of the Domestic Company dated October 16, 2019.

“Conversion Shares”	means Ordinary Shares issuable upon conversion of any Preferred Shares.

“Convertible Securities”	shall have the meaning set forth in Article 8.3 E.(5)(a)(ii) hereof.

“CW”	CW PETS Limited, a company incorporated under the Laws of the British Virgin Islands (together with its permitted assign and transferee).

“Deemed Liquidation Event”	means any of the following events:

(1) any consolidation, amalgamation, scheme of arrangement or merger of any Group Company with or into any other Person or other reorganization in which the Members or shareholders of such Group Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than fifty percent (50%) of such Group Company’s voting power in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions to which such Group Company is a party or target in which in excess of fifty percent (50%) of such Group Company’s voting power is transferred;

(2) a sale, transfer, lease or other disposition of all or substantially all of the assets of any Group Company (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of such Group Company); or

(3) the exclusive licensing of all or substantially all of any Group Company’s intellectual property to a third party.

“Dingfeng”	means Ningbo Dingfeng Mingde Zhizhi Investment LLP.(宁波鼎锋明德致知投资合伙企业(有限合伙)) and its Affiliates.

“Dingfeng Warrant”	means the Series C+ Preferred Shares Purchase Warrant issued by the Company to Dingfeng for the purchase of up to 552,005 Series C+ Preferred Shares (subject to adjustment set forth therein) dated March 21, 2016, as amended from time to time.

“Director”	means a director serving on the Board for the time being of the Company and shall include an alternate Director appointed in accordance with these Articles.

“Domestic Company”	光橙(上海)信息科技有限公司 (Guangcheng (Shanghai) Information Technology Co., Ltd.), a company established under the laws of the PRC.

“Drag-Along Notice”	shall have the meaning set forth in Article 117.

“Drag-Along Sale”	shall have the meaning set forth in Article 117.

“Drag Holder(s)”	shall have the meaning set forth in Article 117.

“Dragged Holder(s)”	shall have the meaning set forth in Article 117.

“Equity Securities”	means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, pre-emptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any contract providing for the acquisition of any of the foregoing.

“ESOP”	means the employee share incentive plan of the Company adopted or to be adopted pursuant to these Articles covering the grant or issuance of Ordinary Shares (or options therefor) to employees, officers, directors, or consultants of a Group Company.

“Excepted Issuances”	shall have the meaning set forth in Article 8.3 E.(5)(a)(iii) hereof.

“Exempted Distribution”	means (a) a dividend payable solely in respect of the Ordinary Shares, if any, as approved by the Majority Preferred Holders, (b) the purchase, repurchase or redemption of Ordinary Shares by the Company at the lower of fair market value or the original purchase price from terminated employees, officers or consultants in accordance with the ESOP, or pursuant to the exercise of a contractual right of first refusal held by the Company, if any, or pursuant to written contractual arrangements with the Company approved by the Board (so long as such approval includes the approval of all of the Preferred Directors), and (c) the purchase, repurchase or redemption of any Preferred Shares pursuant to these Articles (including in connection with the conversion of such Preferred Shares into Ordinary Shares).

“Founder”	means each of Liang Hao (梁浩), with PRC ID number of 450103197909051513, Tang Yingzhi (唐颖之), with PRC ID number of 310110198009036227 and Chen Di (陈迪), with PRC ID number of 320103198208172019.

“Governmental Authority”	means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Group Company”	means each of the Company, Boqii Corporation Limited, Boqii International Limited, the PRC Companies, and all of their direct or indirect Subsidiaries, and “Group” or “Group Companies” refers to all of the Group Companies collectively.

“GS”	Global Long Short Partners Mauritius I Ltd (formerly known as GS Investment Partners (Mauritius) I Limited) and Private Opportunities (Mauritius) I Limited, each a company organized under the Laws of the Republic of Mauritius (together with their respective permitted assign and transferee).

“Indebtedness”	of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized in accordance with the applicable accounting standards, (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

“Interested Transaction”	shall have the meaning set forth in Article 81 hereof.

“IPO”	means the first firm underwritten registered public offering by the Company of its Ordinary Shares or any Group Company of its shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the United States Securities Act of 1933, as amended, or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“JAFCO”	means JAFCO Asia Technology Fund V, an exempted company incorporated under the Laws of the Cayman Islands (together with its permitted assignee and transferee).

“KIP”	means Korea Investment Future Growth Venture Fund No.22, a limited partnership incorporated under the Laws of the Republic of Korea, and KIP Overseas Expansion Platform Fund, a limited partnership incorporated under the Laws of the Republic of Korea, collectively (together with their respective permitted assignees and transferees).

“KIP Side Letter”	means the side letter to be entered into by and among the Company, KIP Bright II (Chengdu) Equity Investment Partnership (LP). (景诚二期(成都)股权投资合伙企业(有限合伙 )), KIP (Zhangjiagang) Venture Capital LLP. (韩投(张家港)股权投资合伙企业(有限合伙)) and Yoken Holding Limited.

“Lien”	means any mortgage, claim, security interest, title defect, charge, easement, adverse claim, encumbrance, lease, restrictive covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by contract, understanding, law, equity or otherwise.

“Liquidation Preference Exception”	shall have the meaning set forth in Article 8.2 B hereof.

“Majority Preferred Holders”	means the holders representing at least eighty-five percent (85%) of the voting power of all the outstanding Preferred Shares and/or the Ordinary Shares converted therefrom (voting together as a single class and on an as converted basis). For the purpose of this definition, Preferred Shares shall include the Series C+ Preferred Shares issuable under the Series C+ Warrants and the Series D-3 Preferred Shares issuable under the Series D-3 Warrants.

“Majority Series A Holders”	means the holders of more than fifty percent (50%) of the voting power of the outstanding Series A Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and on an as converted basis).

“Majority Series B Holders”	means the holders of more than fifty percent (50%) of the voting power of the outstanding Series B Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and on an as converted basis).

“Majority Series C Holders”	means the holders of more than fifty percent (50%) of the voting power of the outstanding Series C Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and on an as converted basis).

“Majority Series C+ Holders”	means the holders of more than fifty percent (50%) of the voting power of the Series C+ Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and on a fully-diluted and as converted basis), which shall include the Series C+ Preferred Shares issuable under the Series C+ Warrants and/or Ordinary Shares convertible therefrom.

“Majority Series D Holders”	means the holders of more than fifty percent (50%) of the voting power of the outstanding Series D Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and on an as converted basis).

“Majority Series D-1 Holders”	means the holders of more than fifty percent (50%) of the voting power of the outstanding Series D-1 Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and on an as converted basis).

“Majority Series D-2 Holders”	means the holders of more than fifty percent (50%) of the voting power of the outstanding Series D-2 Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and on an as converted basis).

“Majority Series D-3 Holders”	means the holders of more than fifty percent (50%) of the voting power of the outstanding Series D-3 Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and on an as converted basis), which shall include the Series D-3 Preferred Shares issuable under the Series D-3 Warrants and/or Ordinary Shares convertible therefrom.

“Majority Series E Holders”	means the holders of more than fifty percent (50%) of the voting power of the outstanding Series E Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and on an as converted basis).

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company, as amended from time to time.

“Mirae”	means Mirae Asset-GS Retail New Growth Fund I.

“Mirae HK”	means Mirae Asset Securities (HK) limited.

“MTL”	means Merchant Tycoon Limited.

“New Securities”	shall have the meaning set forth in Article 8.3 E.(5)(a)(iii) hereof.

“Observers”	shall have the meaning set forth in Article 62.2 hereof.

“Offeror”	shall have the meaning set forth in Article 117.

“Options”	shall have the meaning set forth in Article 8.3 E.(5)(a)(i) hereof.

“Ordinary Preference Amount”	shall have the meaning set forth in Article 8.2 A.(10).

“Ordinary Resolution”	means a resolution of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote present in person or by proxy and voting at the meeting, or a written resolution as provided in Article 40.

“Ordinary Share”	means an ordinary share of US$0.001 par value per share in the capital of the Company having the rights attaching to it as set out herein.

“Person”	means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PICC”	means PICC Investment Fund SPC - PICCAMCHK 7 SP.

“PICC Convertible Promissory Note”	means the promissory note issued pursuant to the PICC Note Purchase Agreement, as amended from time to time.

“PICC Note Purchase Agreement”	means the Note Purchase Agreement dated April 30, 2019, among the Company, PICC and MTL, as amended from time to time.

“PRC”	means the People’s Republic of China, but solely for the purposes hereof excludes the Hong Kong Special Administrative Region, Macau Special Administrative Region and the island of Taiwan.

“PRC Companies”	shall have the meaning set forth in the Shareholders Agreement.

“Preferred Directors”	means the Series A Director, the Series B Director, the Series C+ Director, the Series D Director and the Series E Director, and a “Preferred Director” means any one of them.

“Preferred Shares”	means the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C+ Preferred Shares, the Series D Preferred Shares, the Series D-1 Preferred Shares, the Series D-2 Preferred Shares, the Series D-3 Preferred Shares and the Series E Preferred Shares.

“Purchase Agreement”	means the Second Series E Preferred Share Purchase Agreement dated May 31, 2020, among the Company, RAUMIER LIMITED and certain other parties named therein, as amended from time to time.

“Qualified IPO”	means a firm commitment underwritten public offering of Ordinary Shares or the shares of any Group Company (or depositary receipts or depositary shares thereof) on NYSE, NASDAQ or Hong Kong Stock Exchange (Main Board or Growth Enterprise Market) or any other stock exchange approved by the Majority Preferred Holders and Merchant Tycoon Limited, in any case, with an offering price (net of underwriting commissions and expenses) that implies a market capitalization of the Company immediately prior to such offering of not less than US$800 million, and that results in gross cash proceeds to the Company of at least US$50 million.

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Registration Statement”	means a registration statement prepared on Form F1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Related Party”	means any Affiliate, officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company, and any Affiliate or Associate of any of the foregoing.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Series A Conversion Price”	shall have the meaning set forth in Article 8.3 A. hereof.

“Series A Director”	shall have the meaning set forth in Article 62.1 hereof.

“Series A Issue Date”	means the date of the first issuance of a Series A Preferred Share.

“Series A Issue Price”	means US$ 1.0638298, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series A Preferred Shares.

“Series A Preference Amount”	shall have the meaning set forth in Article 8.2 A.(9).

“Series A Preferred Share”	means a series A preferred share of US$0.001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series A Redemption Closing Date”	shall have the meaning set forth in Article 8.5 B.(1).

“Series A Redemption Election Period”	shall have the meaning set forth in Article 8.5 B.(1).

“Series A Redemption Notice”	shall have the meaning set forth in Article 8.5 B.(1).

“Series A Redemption Notice Date”	shall have the meaning set forth in Article 8.5 B.(1).

“Series A Redemption Price”	shall have the meaning set forth in Article 8.5 A.(1).

“Series B Conversion Price”	shall have the meaning set forth in Article 8.3 A. hereof.

“Series B Director”	shall have the meaning set forth in Article 62.1 hereof.

“Series B Issue Date”	means the date of the first issuance of a Series B Preferred Share.

“Series B Issue Price”	means US$2.0954223, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series B Preferred Shares.

“Series B Preference Amount”	shall have the meaning set forth in Article 8.2 A.(8).

“Series B Preferred Share”	means a series B preferred share of US$0.001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series B Redemption Closing Date”	shall have the meaning set forth in Article 8.5 B.(2).

“Series B Redemption Election Period”	shall have the meaning set forth in Article 8.5 B.(2).

“Series B Redemption Notice”	shall have the meaning set forth in Article 8.5 B.(2).

“Series B Redemption Notice Date”	shall have the meaning set forth in Article 8.5 B.(2).

“Series B Redemption Price”	shall have the meaning set forth in Article 8.5 A.(2).

“Series C Conversion Price”	shall have the meaning set forth in Article 8.3 A. hereof.

“Series C Issue Date”	means the date of the first issuance of a Series C Preferred Share.

“Series C Issue Price”	means US$4.6211547, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series C Preferred Shares.

“Series C Preference Amount”	shall have the meaning set forth in Article 8.2 A.(7).

“Series C Preferred Share”	means a series C preferred share of US$0.001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series C Redemption Closing Date”	shall have the meaning set forth in Article 8.5 B.(3).

“Series C Redemption Election Period”	shall have the meaning set forth in Article 8.5 B.(3).

“Series C Redemption Notice”	shall have the meaning set forth in Article 8.5 B.(3).

“Series C Redemption Notice Date”	shall have the meaning set forth in Article 8.5 B.(3).

“Series C Redemption Price”	shall have the meaning set forth in Article 8.5 A.(3).

“Series C+ Conversion Price”	shall have the meaning set forth in Article 8.3 A. hereof.

“Series C+ Director”	shall have the meaning set forth in Article 62.1 hereof.

“Series C+ Issue Date”	means the date of the first issuance of a Series C+ Preferred Share.

“Series C+ Issue Price”	means US$6.8620393, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series C+ Preferred Shares.

“Series C+ Options”	shall have the meaning set forth in the Shareholders Agreement.

“Series C+ Preference Amount”	shall have the meaning set forth in Article 8.2 A.(6).

“Series C+ Preferred Share”	means a series C+ preferred share of US$0.001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series C+ Redemption Closing Date”	shall have the meaning set forth in Article 8.5 B.(4).

“Series C+ Redemption Election Period”	shall have the meaning set forth in Article 8.5 B.(4).

“Series C+ Redemption Notice”	shall have the meaning set forth in Article 8.5 B.(4).

“Series C+ Redemption Notice Date”	shall have the meaning set forth in Article 8.5 B.(4).

“Series C+ Redemption Price”	shall have the meaning set forth in Article 8.5 A.(4).

“Series C+ Warrants”	means the CMB Warrant and the Dingfeng Warrant.

“Series D Conversion Price”	shall have the meaning set forth in Article 8.3 A. hereof.

“Series D Director”	shall have the meaning set forth in Article 62.1 hereof.

“Series D Issue Date”	means the date of the first issuance of a Series D Preferred Share.

“Series D Issue Price”	means US$8.7093334, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series D Preferred Shares.

“Series D Preference Amount”	shall have the meaning set forth in Article 8.2 A.(5).

“Series D Preferred Share”	means a series D preferred share of US$0.001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series D Purchase Agreement”	means the Series D Preferred Share Purchase Agreement dated September 8, 2017, among the Company and certain other parties named therein, as amended from time to time.

“Series D Redemption Closing Date”	shall have the meaning set forth in Article 8.5 B.(5).

“Series D Redemption Election Period”	shall have the meaning set forth in Article 8.5 B.(5).

“Series D Redemption Notice”	shall have the meaning set forth in Article 8.5 B.(5).

“Series D Redemption Notice Date”	shall have the meaning set forth in Article 8.5 B.(5).

“Series D Redemption Price”	shall have the meaning set forth in Article 8.5 A.(5).

“Series D-1 Conversion Price”	shall have the meaning set forth in Article 8.3 A. hereof.

“Series D-1 Issue Date”	means the date of the first issuance of a Series D-1 Preferred Share.

“Series D-1 Issue Price”	means US$9.1805004, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series D-1 Preferred Shares.

“Series D-1 Preference Amount”	shall have the meaning set forth in Article 8.2 A.(4).

“Series D-1 Preferred Share”	means a series D-1 preferred share of US$0.001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series D-1 Purchase Agreement”	means (1) the Series D-1 Preferred Share Purchase Agreement dated June 19, 2018, among the Company and certain other parties named therein, and (2) the Amendment to the Series D-1 Preferred Share Purchase Agreement dated August 3, 2018, among the Company and certain other parties named therein, as amended from time to time.

“Series D-1 Redemption Closing Date”	shall have the meaning set forth in Article 8.5 B.(6).

“Series D-1 Redemption Election Period”	shall have the meaning set forth in Article 8.5 B.(6).

“Series D-1 Redemption Notice”	shall have the meaning set forth in Article 8.5 B.(6).

“Series D-1 Redemption Notice Date”	shall have the meaning set forth in Article 8.5 B.(6).

“Series D-1 Redemption Price”	shall have the meaning set forth in Article 8.5 A.(6)

“Series D-2 Conversion Price”	shall have the meaning set forth in Article 8.3 A. hereof.

“Series D-2 Issue Date”	means the date of the first issuance of a Series D-2 Preferred Share.

“Series D-2 Issue Price”	means US$9.3444380, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series D-2 Preferred Shares.

“Series D-2 Preference Amount”	shall have the meaning set forth in Article 8.2 A.(3).

“Series D-2 Preferred Share”	means a series D-2 preferred share of US$0.001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series D-2 Redemption Closing Date”	shall have the meaning set forth in Article 8.5 B.(7).

“Series D-2 Redemption Election Period”	shall have the meaning set forth in Article 8.5 B.(7).

“Series D-2 Redemption Notice”	shall have the meaning set forth in Article 8.5 B.(7).

“Series D-2 Redemption Notice Date”	shall have the meaning set forth in Article 8.5 B.(7).

“Series D-2 Redemption Price”	shall have the meaning set forth in Article 8.5 A.(7).

“Series D-3 Conversion Price”	shall have the meaning set forth in Article 8.3 A. hereof.

“Series D-3 Issue Date”	means the date of the first issuance of a Series D-3 Preferred Share.

“Series D-3 Issue Price”	means US$9.6491480, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series D-3 Preferred Shares.

“Series D-3 Preference Amount”	shall have the meaning set forth in Article 8.2 A.(2).

“Series D-3 Preferred Share”	means a series D-3 preferred share of US$0.001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series D-3 Redemption Closing Date”	shall have the meaning set forth in Article 8.5 B.(8).

“Series D-3 Redemption Election Period”	shall have the meaning set forth in Article 8.5 B.(8).

“Series D-3 Redemption Notice”	shall have the meaning set forth in Article 8.5 B.(8).

“Series D-3 Redemption Notice Date”	shall have the meaning set forth in Article 8.5 B.(8).

“Series D-3 Redemption Price”	shall have the meaning set forth in Article 8.5 A.(8).

“Series D-3 Warrant A”	means the Series D-3 Preferred Shares Purchase Warrant issued by the Company to CMB International Capital Management (Shenzhen) Co., Ltd. (招银国际资本管理(深圳)有限公司 ) for the purchase of up to 154,395 Series D-3 Preferred Shares (subject to adjustment set forth therein) dated June 16, 2019, as amended from time to time.

“Series D-3 Warrant B”	means the Series D-3 Preferred Shares Purchase Warrant issued by the Company to CMB International Capital Management (Shenzhen) Co., Ltd. (招银国际资本管理(深圳)有限公司 ) for the purchase of up to 617,580 Series D-3 Preferred Shares (subject to adjustment set forth therein) dated June 16, 2019, as amended from time to time.

“Series D-3 Warrants”	means the Series D-3 Warrant A and Series D-3 Warrant B.

“Series E Conversion Price”	shall have the meaning set forth in Article 8.3A. hereof.

“Series E Director”	shall have the meaning set forth in Article 62.1 hereof.

“Series E Issue Date”	means the date of the first issuance of a Series E Preferred Share.

“Series E Issue Price”	means US$10.3250597, as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series E Preferred Shares.

“Series E Preference Amount”	shall have the meaning set forth in Article 8.2 A.(1)

“Series E Preferred Share”	means a series E preferred share of US$0.001 par value per share in the capital of the Company having the rights, preference and privileges attaching to it as set out herein.

“Series E Redemption Closing Date”	shall have the meaning set forth in Article 8.5 B.(9).

“Series E Redemption Election Period”	shall have the meaning set forth in Article 8.5 B.(9).

“Series E Redemption Notice”	shall have the meaning set forth in Article 8.5 B.(9).

“Series E Redemption Notice Date”	shall have the meaning set forth in Article 8.5 B.(9).

“Series E Redemption Price”	shall have the meaning set forth in Article 8.5 A.(9).

“Share” and “Shares”	means a share or shares in the capital of the Company including the Ordinary Shares and the Preferred Shares, and includes a fraction of a share.

“Shareholders Agreement”	means the Eighth Amended and Restated Warrant Holders and Shareholders Agreement among the Company and certain other parties named therein, as amended from time to time.

“Share Sale”	means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires any Equity Securities of the Company such that, immediately after such transaction or series of related transactions, such Person or group of related Persons holds Equity Securities of the Company representing more than fifty percent (50%) of the outstanding voting power of the Company.

“Special Resolution”	has the same meaning as in the Statute and includes a unanimous written resolution of all Members entitled to vote and expressed to be a special resolution.

“Statute”	means the Companies Law of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in effect.

“Subsidiary”	means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“WFOE”	means 欣橙(上海)信息科技有限公司 (Xincheng (Shanghai) Information Technology Co., Ltd.), a company established under the laws of the PRC.

2.	In the Articles:

(1)	words importing the singular number include the plural number and vice versa;

(2)	words importing the masculine gender include the feminine gender;

(3)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an electronic record;

(4)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

(5)

any phrase introduced by the terms “including,” “include,” “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(6)	the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and Articles;

(7)	the term “or” is not exclusive;

(8)	the term “including” will be deemed to be followed by, “but not limited to”;

(9)	the terms “shall”, “will”, and “agree” are mandatory, and the term “may” is permissive;

(10)	the term “day” means “calendar day” (unless the term “Business Day” is used), and “month” means calendar month;

(11)

the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning;

(12)	references to any documents shall be construed as references to such document as the same may be amended, supplemented or novated from time to time;

(13)

all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies); and

(14)	headings are inserted for reference only and shall be ignored in construing these Articles.

3.

For the avoidance of doubt, each other Article herein is subject to the provisions of Articles 8 and 62, and, subject to the requirements of the Statute, in the event of any conflict, the provisions of Articles 8 and 62 shall prevail over any other Article herein.

COMMENCEMENT OF BUSINESS

4.

The business of the Company may be commenced as soon after incorporation as the Directors shall see fit notwithstanding that any part of the Shares may not have been allotted. The Company shall have perpetual existence until wound up or struck off in accordance with the Statute and these Articles.

5.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

ISSUE OF SHARES

6.

Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in a general meeting) and to the provisions of the Memorandum and the Articles (including Article 8) and without prejudice to any rights, preferences and privileges attached to any existing Shares, (a) the Directors may allot, issue, grant options or warrants over or otherwise dispose of two classes of Shares to be designated, respectively, as Ordinary Shares and Preferred Shares; (b) the Preferred Shares may be allotted and issued from time to time in one or more series; and (c) the series of Preferred Shares shall be designated prior to their allotment and issue. In the event that any Preferred Shares shall be converted pursuant to Article 8.3 hereof, the Preferred Shares so converted shall be cancelled. Further, any Preferred Share acquired by the Company by reason of redemption, repurchase, conversion or otherwise shall be cancelled.

7.	The Company shall not issue Shares in bearer form.

RIGHTS, PREFERENCES AND PRIVILEGES OF SHARES

8.	Certain rights, preferences and privileges of the Shares are as follows:

8.1	Dividends Rights.

A.

General. The holders of the Preferred Shares shall be entitled to receive dividends at the same rate as for the holders of the Ordinary Shares (calculated on an as converted basis), payable out of funds or assets when and as such funds or assets become legally available therefor on parity with each other and the holders of the Ordinary Shares, when, as, and if declared by the Board of Directors (including the affirmative vote of all of the Preferred Directors). If and when declared by the Board of Directors, (i) holders of Series E Preferred Shares will be entitled to dividends in preference to any dividend on any other class or series of Shares; (ii) holders of Series D-3 Preferred Shares will be entitled to dividends in preference to any dividend on any other class or series of Shares (other than Series E Preferred Shares); (iii) holders of Series D-2 Preferred Shares will be entitled to dividends in preference to any dividend on any other class or series of Shares (other than Series D-3 Preferred Shares and Series E Preferred Shares); (iv) holders of Series D-1 Preferred Shares will be entitled to dividends in preference to any dividend on any other class or series of Shares (other than Series D-2 Preferred Shares, Series D-3 Preferred Shares and Series E Preferred Shares); (v) holders of Series D Preferred Shares will be entitled to dividends in preference to any dividend on any other class or series of Shares (other than Series D-1 Preferred Shares, Series D-2 Preferred Shares, Series D-3 Preferred Shares and Series E Preferred Shares); (vi) holders of Series C+ Preferred Shares will be entitled to dividends in preference to any dividend on any other class or series of Shares (other than Series D Preferred Shares, Series D-1 Preferred Shares, Series D-2 Preferred Shares, Series D-3 Preferred Shares and Series E Preferred Shares); (vii) holders of Series C Preferred Shares will be entitled to dividends in preference to any dividend on any other class or series of Shares (other than Series C+ Preferred Shares, Series D Preferred Shares Series D-1 Preferred Shares, Series D-2 Preferred Shares, Series D-3 Preferred Shares and Series E Preferred Shares); (viii) holders of Series B Preferred Shares will be entitled to dividends in preference to any dividend on any other class or series of Shares (other than Series C Preferred Shares, Series C+ Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series D-2 Preferred Shares, Series D-3 Preferred Shares and Series E Preferred Shares); and (ix) holders of Series A Preferred Shares will be entitled to dividends in preference to any dividend on any other class or series of Shares (other than Series B Preferred Shares, Series C Preferred Shares, Series C+ Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series D-2 Preferred Shares, Series D-3 Preferred Shares and Series E Preferred Shares).

B.

Restrictions; Participation. Except for an Exempted Distribution and except for a distribution pursuant to Article 8.2, no dividend or distribution, whether in cash, in property, or in any other shares of the Company, shall be declared, paid, set aside or made with respect to the Ordinary Shares at any time unless a dividend or distribution is likewise declared, paid, set aside or made, respectively, at the same time with respect to each outstanding Preferred Share such that the dividend or distribution declared, paid, set aside or made to the holders of Preferred Shares thereof shall be equal to the dividend or distribution that such holders of Preferred Shares would have received pursuant to this Article 8.1 B. if such Preferred Share had been converted into Ordinary Shares immediately prior to the record date for such dividend or distribution, or if no such record date is established, the date such dividend or distribution is made, and if such share then participated in and the holder thereof received such dividend or distribution.

8.2	Liquidation Rights.

A.

Liquidation Preferences. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, all assets and funds of the Company legally available for distribution to the Members (after satisfaction of all creditors’ claims and claims that may be preferred by law) shall be distributed to the Members as follows:

(1)    First, the holders of the Series E Preferred Shares shall be entitled to receive for each Series E Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series D-3 Preferred Shares, the holders of the Series D-2 Preferred Shares, the holders of the Series D-1 Preferred Shares, the holders of the Series D Preferred Shares, the holders of the Series C+ Preferred Shares, the holders of Series C Preferred Shares, the holders of the Series B Preferred Shares, the holders of the Series A Preferred Shares and the holders of the Ordinary Shares by reason of their ownership of such Shares, an amount equal to the sum of (i) 110% of the Series E Issue Price, and (ii) any declared but unpaid dividends on such Series E Preferred Shares (collectively, the “Series E Preference Amount”). If the assets and funds thus distributed among the holders of the Series E Preferred Shares shall be insufficient to permit the payment to such holders of the full Series E Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series E Preferred Shares in proportion to the aggregate Series E Preference Amount each such holder is otherwise entitled to receive pursuant to this subparagraph (1).

(2)    Second, after full payment of the Series E Preference Amount, the holders of the Series D-3 Preferred Shares shall be entitled to receive for each Series D-3 Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series D-2 Preferred Shares, the holders of the Series D-1 Preferred Shares, the holders of the Series D Preferred Shares, the holders of the Series C+ Preferred Shares, the holders of Series C Preferred Shares, the holders of the Series B Preferred Shares, the holders of the Series A Preferred Shares and the holders of the Ordinary Shares by reason of their ownership of such Shares, an amount equal to the sum of (i) 140% of the Series D-3 Issue Price, and (ii) any declared but unpaid dividends on such Series D-3 Preferred Shares (collectively, the “Series D-3 Preference Amount”). If the assets and funds thus distributed among the holders of the Series D-3 Preferred Shares shall be insufficient to permit the payment to such holders of the full Series D-3 Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series D-3 Preferred Shares in proportion to the aggregate Series D-3 Preference Amount each such holder is otherwise entitled to receive pursuant to this subparagraph (2).

(3)    Third, after full payment of the Series E Preference Amount and the Series D-3 Preference Amount, the holders of the Series D-2 Preferred Shares shall be entitled to receive for each Series D-2 Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series D-1 Preferred Shares, the holders of the Series D Preferred Shares, the holders of the Series C+ Preferred Shares, the holders of Series C Preferred Shares, the holders of the Series B Preferred Shares, the holders of the Series A Preferred Shares and the holders of the Ordinary Shares by reason of their ownership of such Shares, an amount equal to the sum of (i) 140% of the Series D-2 Issue Price, and (ii) any declared but unpaid dividends on such Series D-2 Preferred Shares (collectively, the “Series D-2 Preference Amount”). If the assets and funds thus distributed among the holders of the Series D-2 Preferred Shares shall be insufficient to permit the payment to such holders of the full Series D-2 Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series D-2 Preferred Shares in proportion to the aggregate Series D-2 Preference Amount each such holder is otherwise entitled to receive pursuant to this subparagraph (3).

(4)    Fourth, after full payment of the Series E Preference Amount, the Series D-3 Preference Amount and the Series D-2 Preference Amount, the holders of the Series D-1 Preferred Shares shall be entitled to receive for each Series D-1 Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series D Preferred Shares, the holders of the Series C+ Preferred Shares, the holders of Series C Preferred Shares, the holders of the Series B Preferred Shares, the holders of the Series A Preferred Shares and the holders of the Ordinary Shares by reason of their ownership of such Shares, an amount equal to the sum of (i) 140% of the Series D-1 Issue Price, and (ii) any declared but unpaid dividends on such Series D-1 Preferred Shares (collectively, the “Series D-1 Preference Amount”). If the assets and funds thus distributed among the holders of the Series D-1 Preferred Shares shall be insufficient to permit the payment to such holders of the full Series D-1 Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series D-1 Preferred Shares in proportion to the aggregate Series D-1 Preference Amount each such holder is otherwise entitled to receive pursuant to this subparagraph (4).

(5)    Fifth, after full payment of the Series E Preference Amount, the Series D-3 Preference Amount, the Series D-2 Preference Amount and the Series D-1 Preference Amount, the holders of the Series D Preferred Shares shall be entitled to receive for each Series D Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series C+ Preferred Shares, the holders of Series C Preferred Shares, the holders of the Series B Preferred Shares, the holders of the Series A Preferred Shares and the holders of the Ordinary Shares by reason of their ownership of such Shares, an amount equal to the sum of (i) 140% of the Series D Issue Price, and (ii) any declared but unpaid dividends on such Series D Preferred Shares (collectively, the “Series D Preference Amount”). If the assets and funds thus distributed among the holders of the Series D Preferred Shares shall be insufficient to permit the payment to such holders of the full Series D Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Shares in proportion to the aggregate Series D Preference Amount each such holder is otherwise entitled to receive pursuant to this subparagraph (5).

(6)    Sixth, after full payment of the Series E Preference Amount, the Series D-3 Preference Amount, the Series D-2 Preference Amount, the Series D-1 Preference Amount and the Series D Preference Amount, the holders of the Series C+ Preferred Shares shall be entitled to receive for each Series C+ Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series C Preferred Shares, the holders of the Series B Preferred Shares, the holders of the Series A Preferred Shares and the holders of the Ordinary Shares by reason of their ownership of such Shares, an amount equal to the sum of (i) 130% of the Series C+ Issue Price, and (ii) any declared but unpaid dividends on such Series C+ Preferred Shares (collectively, the “Series C+ Preference Amount”). If the assets and funds thus distributed among the holders of the Series C+ Preferred Shares shall be insufficient to permit the payment to such holders of the full Series C+ Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series C+ Preferred Shares in proportion to the aggregate Series C+ Preference Amount each such holder is otherwise entitled to receive pursuant to this subparagraph (6).

(7)     Seventh, after full payment of the Series E Preference Amount, the Series D-3 Preference Amount, the Series D-2 Preference Amount, the Series D-1 Preference Amount, the Series D Preference Amount and the Series C+ Preference Amount, the holders of the Series C Preferred Shares shall be entitled to receive for each Series C Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series B Preferred Shares, the holders of the Series A Preferred Shares and the holders of the Ordinary Shares by reason of their ownership of such Shares, an amount equal to the sum of (i) 140% of the Series C Issue Price, and (ii) any declared but unpaid dividends on such Series C Preferred Shares (collectively, the “Series C Preference Amount”). If the assets and funds thus distributed among the holders of the Series C Preferred Shares shall be insufficient to permit the payment to such holders of the full Series C Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Shares in proportion to the aggregate Series C Preference Amount each such holder is otherwise entitled to receive pursuant to this subparagraph (7).

(8)     Eighth, after full payment of the Series E Preference Amount, the Series D-3 Preference Amount, the Series D-2 Preference Amount, the Series D-1 Preference Amount, the Series D Preference Amount, the Series C+ Preference Amount and the Series C Preference Amount, the holders of the Series B Preferred Shares shall be entitled to receive for each Series B Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Series A Preferred Shares and the holders of the Ordinary Shares by reason of their ownership of such Shares, an amount equal to the sum of (i) 180% of the Series B Issue Price, and (ii) any declared but unpaid dividends on such Series B Preferred Shares (collectively, the “Series B Preference Amount”). If the assets and funds thus distributed among the holders of the Series B Preferred Shares shall be insufficient to permit the payment to such holders of the full Series B Preference Amount, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Shares in proportion to the aggregate Series B Preference Amount each such holder is otherwise entitled to receive pursuant to this subparagraph (8).

(9)     Ninth, after full payment of the Series E Preference Amount, the Series D-3 Preference Amount, the Series D-2 Preference Amount, the Series D-1 Preference Amount, the Series D Preference Amount, the Series C+ Preference Amount, the Series C Preference Amount and the Series B Preference Amount, the holders of the Series A Preferred Shares shall be entitled to receive for each Series A Preferred Share held by such holder, on parity with each other and prior and in preference to any distribution of any of the assets or funds of the Company to the holders of the Ordinary Shares by reason of their ownership of such Shares, an amount equal to the sum of (i) 180% of the Series A Issue Price, and (ii) any declared but unpaid dividends on such Series A Preferred Shares (collectively, the “Series A Preference Amount”). If the assets and funds thus distributed among the holders of the Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full Series A Preference Amount, then such assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Shares in proportion to the aggregate Series A Preference Amount each such holder is otherwise entitled to receive pursuant to this subparagraph (9).

(10)    Tenth, after full payment of the Series E Preference Amount, the Series D-3 Preference Amount, the Series D-2 Preference Amount, the Series D-1 Preference Amount, the Series D Preference Amount, the Series C+ Preference Amount, the Series C Preference Amount, the Series B Preference Amount and the Series A Preference Amount, the holders of the Ordinary Shares shall be entitled to receive for each Ordinary Share held by such holder, on parity with each other, an amount per share equal to US$0.2882 (as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions) plus any declared but unpaid dividends on such Ordinary Shares (collectively, the “Ordinary Preference Amount”). If the assets and funds thus distributed among the holders of the Ordinary Shares shall be insufficient to permit the payment to such holders of the full Ordinary Preference Amount, then such assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Ordinary Shares in proportion to the aggregate Ordinary Preference Amount each such holder is otherwise entitled to receive pursuant to this subparagraph (10).

(11)    If there are any assets or funds remaining after the aggregate Series E Preference Amount, Series D-3 Preference Amount, Series D-2 Preference Amount, Series D-1 Preference Amount, Series D Preference Amount, Series C+ Preference Amount, Series C Preference Amount, Series B Preference Amount, Series A Preference Amount and Ordinary Preference Amount have been distributed or paid in full to the holders of Series D-1 Preferred Shares, Series D Preferred Shares, Series C+ Preferred Shares, Series C Preferred Shares, Series B Preferred Shares, Series A Preferred Shares and Ordinary Shares, as applicable, pursuant to subparagraphs (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10) above, the remaining assets and funds of the Company available for distribution to the Members shall be distributed ratably among all Members according to the relative number of Ordinary Shares held by such Member (treating for this subparagraph (11) all Preferred Shares as if they had been converted to Ordinary Shares immediately prior to such liquidation, dissolution or winding up of the Company).

B.

Deemed Liquidation. Unless waived in writing by the Majority Preferred Holders, a Deemed Liquidation Event shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of Article 8.2 A. if such proposed Deemed Liquidation Event implies a valuation of the Group Companies of less than US$653 million, and any proceeds, whether in cash or properties, resulting from such Deemed Liquidation Event shall be distributed in accordance with the terms of Article 8.2 A. For the avoidance of any doubt, subject to relevant provisions of the Shareholders Agreement, if the implied valuation of the Group Companies in such Deemed Liquidation Event is no less than US$653 million, Article 8.2 A shall not be applicable and any proceeds, whether in cash or properties, resulting from such Deemed Liquidation Event shall be distributed ratably among all Members according to the relative number of Ordinary Shares held by such Member (as for this Article 8.2 B, all Preferred Shares shall be treated as if they had been converted to Ordinary Shares immediately prior to such Deemed Liquidation Event) (the “Liquidation Preference Exception”).

C.

Valuation of Properties. In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company pursuant to Article 8.2 A. or pursuant to a deemed liquidation, dissolution or winding up of the Company pursuant to Article 8.2 B, the value of the assets to be distributed to the Members shall be determined in good faith by the Board; provided that any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(1)    If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(2)    If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(3)    If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board;

provided further that the method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (1), (2) or (3) to reflect the fair market value thereof as determined in good faith by the Board.

Regardless of the foregoing, any of the Majority Preferred Holders shall have the right to challenge any determination by the Board of value pursuant to this Article 8.2 C, in which case the determination of value shall be made by an independent appraiser selected jointly by the Board and the Majority Preferred Holders, with the cost of such appraisal to be borne by the Company.

D.

Notices. In the event that the Company shall propose at any time to consummate a liquidation, dissolution or winding up of the Company or a Deemed Liquidation Event, then, in connection with each such event, subject to any necessary approval required in the Statute and these Articles (including Article 8), the Company shall send to the holders of Preferred Shares at least twenty (20) days prior written notice of the date when the same shall take place; provided, however, that the foregoing notice periods may be shortened or waived with the vote or written consent of the Majority Preferred Holders.

E.

Enforcement. In the event the requirements of this Article 8.2 are not complied with, the Company shall forthwith either (i) cause the closing of the applicable transaction to be postponed until such time as the requirements of this Article 8.2 have been complied with, or (ii) cancel such transaction.

8.3	Conversion Rights

The holders of the Preferred Shares shall have the rights described below with respect to the conversion of the Preferred Shares into Ordinary Shares:

A.

Conversion Ratio. The number of Ordinary Shares to which a holder of a series of Preferred Shares shall be entitled upon conversion of each such Preferred Share shall be the quotient of the Applicable Issue Price divided by the then effective Applicable Conversion Price. The “Series A Conversion Price” shall initially be US$1.4023211 (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series A Preferred Shares), resulting in an initial conversion ratio for the Series A Preferred Shares of 1.0638298:1.4023211, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The “Series B Conversion Price” shall initially be US$2.2201499 (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series B Preferred Shares), resulting in an initial conversion ratio for the Series B Preferred Shares of 2.0954223:2.2201499, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The “Series C Conversion Price” shall initially be the Series C Issue Price (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series A Preferred Shares), resulting in an initial conversion ratio for the Series C Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The “Series C+ Conversion Price” shall initially be US$6.7134436 (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series C+ Preferred Shares), resulting in an initial conversion ratio for the Series C+ Preferred Shares of 6.8620393:6.7134436, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The “Series D Conversion Price” shall initially be the Series D Issue Price (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series D Preferred Shares), resulting in an initial conversion ratio for the Series D Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The “Series D-1 Conversion Price” shall initially be the Series D-1 Issue Price (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series D-1 Preferred Shares), resulting in an initial conversion ratio for the Series D-1 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The “Series D-2 Conversion Price” shall initially be the Series D-2 Issue Price (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series D-2 Preferred Shares), resulting in an initial conversion ratio for the Series D-2 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The “Series D-3 Conversion Price” shall initially be the Series D-3 Issue Price (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series D-3 Preferred Shares), resulting in an initial conversion ratio for the Series D-3 Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided. The “Series E Conversion Price” shall initially be the Series E Issue Price (as appropriately adjusted for share splits, share dividends, combinations, recapitalizations and similar events with respect to the Series E Preferred Shares), resulting in an initial conversion ratio for the Series E Preferred Shares of 1:1, and shall be subject to adjustment and readjustment from time to time as hereinafter provided.

B.

Optional Conversion. Subject to the Statute and these Articles (including Article 8), any Preferred Share may, at the option of the holder thereof, be converted at any time and from time to time after the Applicable Issue Date, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares that are duly and validly issued, free of all liens and charges and not subject to any pre-emptive rights based on the then-effective Applicable Conversion Price.

C.

Automatic Conversion. Each Preferred Share shall automatically be converted, based on the then-effective Applicable Conversion Price, without the payment of any additional consideration, into fully-paid and non-assessable Ordinary Shares that are duly and validly issued, free of all liens and charges and not subject to any pre-emptive rights upon the closing of a Qualified IPO. Any conversion pursuant to this Article 8.3 C. shall be referred to as an “Automatic Conversion”.

D.	Conversion Mechanism. The conversion hereunder of any Preferred Share shall be effected in the following manner:

(1)    Except as provided in Articles 8.3 D.(2) and 8.3 D.(3) below, before any holder of any Preferred Shares shall be entitled to convert the same into Ordinary Shares, such holder shall surrender the certificate or certificates therefor duly endorsed (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) at the office of the Company or of any transfer agent for such share to be converted, shall give notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Ordinary Shares (if applicable) are to be issued. The Company shall, as soon as practicable thereafter and in any event within ten (10) Business Days after the surrender of the certificate(s) by the holder(s) electing to convert, make entries in the Register of Members to record and give effect to the repurchase or redemption of the Preferred Shares to be converted and the issue and allotment of the Ordinary Shares into which the Preferred Shares are converted, and issue and deliver to such holder of Preferred Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid, and such conversion shall be deemed to have been made immediately prior to the close of business on the date of such notice and such surrender of the Preferred Shares to be converted, the Register of Members shall be updated accordingly to reflect the same, and the Person or Persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares as of such date.

(2)    If the conversion is in connection with an underwritten public offering of securities, the conversion will be conditioned upon the consummation by the underwriter(s) of the sale of securities pursuant to such offering, and the Person(s) entitled to receive the Ordinary Shares issuable upon such conversion shall not be deemed to have converted the applicable Preferred Shares until immediately prior to the consummation of such sale of securities.

(3)    Upon the occurrence of an event of Automatic Conversion, the Company shall give all holders of Preferred Shares to be automatically converted at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of a Qualified IPO be the latest practicable date immediately prior to the closing of a Qualified IPO) and the place designated for automatic conversion of all such Preferred Shares pursuant to this Article 8.3 D. Such notice shall be given pursuant to Articles 106 through 110 to each record holder of such Preferred Shares at such holder’s address appearing on the register of members. On or before the date fixed for conversion, each holder of such Preferred Shares shall surrender the applicable certificate or certificates duly endorsed (or in lieu thereof shall deliver an affidavit of lost certificate and indemnity therefor) (if any) for all such shares to the Company at the place designated in such notice. On the date fixed for conversion, the Company shall effect such conversion and update its Register of Members to reflect such conversion, and upon surrender of the certificate or certificates representing the shares to be converted duly endorsed (or in lieu thereof upon delivery of an affidavit of lost certificate and indemnity therefor) (if any), the holder thereof shall be entitled to receive certificates (if applicable) for the number of Ordinary Shares into which such Preferred Shares have been converted. All certificates evidencing such Preferred Shares shall, from and after the date of conversion, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(4)    The Company may effect the conversion of Preferred Shares in any manner available under applicable law, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares. For purposes of the repurchase or redemption, the Company may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(5)    No fractional Ordinary Shares shall be issued upon conversion of any Preferred Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall at the discretion of the Board of Directors either (i) pay cash equal to such fraction multiplied by the fair market value for the applicable Preferred Share as determined and approved by the Board of Directors (so long as such approval includes the approval of at least two of the Preferred Directors), or (ii) issue one (1) whole Ordinary Share for each fractional share to which the holder would otherwise be entitled.

(6)    Upon conversion, all declared but unpaid share dividends on the applicable Preferred Shares shall be paid in shares and all declared but unpaid cash dividends on the applicable Preferred Shares shall be paid either in cash or by the issuance of such number of further Ordinary Shares as equal to the value of such cash amount divided by the applicable conversion price, at the option of the holder of the applicable Preferred Shares.

E.	Adjustment of Applicable Conversion Price. The Applicable Conversion Price shall be adjusted and re-adjusted from time to time as provided below:

(1)    Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Applicable Conversion Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(2)    Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in additional Ordinary Shares, the Applicable Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such applicable conversion price by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(3)    Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in securities of the Company other than Ordinary Shares or payable in any other asset or property (other than cash), then, and in each such event, subject to compliance with Article 8.1 B. and to the extent not duplicative with Article 8.1 B, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company or other asset or property which the holder of such Preferred Share would have received in connection with such event had the Preferred Shares been converted into Ordinary Shares immediately prior to such event.

(4)    Adjustments for Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a liquidation in Article 8.2 B.), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such shares would have received in connection with such event had the relevant Preferred Shares been converted into Ordinary Shares immediately prior to such event.

(5)    Adjustments to Applicable Conversion Price for Dilutive Issuance.

(a)    Special Definition. For the purposes of this Article 8.3 E.(5), the following definitions shall apply:

(i)    “Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)    “Convertible Securities” shall mean any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(iii)    “New Securities” shall mean all Ordinary Shares issued (or, pursuant to Article 8.3 E.(5)(c), deemed to be issued) by the Company after the date on which these Articles are adopted, other than the following issuances (collectively, the “Excepted Issuances”):

a.	any Equity Securities of the Company issued pursuant to the Purchase Agreement;

b.	any Equity Securities of the Company issued pursuant to the Series C+ Options (if applicable) or any Shares issued upon conversion thereof;

c.	any Equity Securities of the Company issued pursuant to the Series C+ Warrants or any Shares issued upon conversion thereof;

d.	any Equity Securities of the Company issued pursuant to the Series D-3 Warrants;

e.	any Equity Securities of the Company issued pursuant to the PICC Convertible Promissory Note;

f.	any Equity Securities of the Company issued pursuant to the KIP Side Letter;

g.	any Equity Securities of the Company issued pursuant to the China Equities Warrant;

h.

Ordinary Shares (or Options exercisable for such Ordinary Shares) issued (or issuable pursuant to such Options) to the Group Companies’ employees, officers, directors, consultants or any other Persons qualified pursuant to a written employee share option plan or employee equity incentive plan or other similar arrangements duly approved in accordance with these Articles;

i.

Ordinary Shares issued or issuable pursuant to a share split or sub-division, share dividend, combination, recapitalization or other similar transaction of the Company, as described in Article 8.3 E.(1) through Article 8.3 E.(4) as duly approved pursuant to these Articles (including Article 8.4);

j.

any Equity Securities of the Company issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, duly approved in accordance with these Articles;

k.	Ordinary Shares issued upon the conversion of Preferred Shares; and

l.	any Equity Securities of the Company issued pursuant to a Qualified IPO.

(b)    Waiver of Adjustment. No adjustment in the Series A Conversion Price shall be made as the result of the issuance or deemed issuance of New Securities if the Company receives written notice from the Majority Series A Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such New Securities. No adjustment in the Series B Conversion Price shall be made as the result of the issuance or deemed issuance of New Securities if the Company receives written notice from the Majority Series B Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such New Securities. No adjustment in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of New Securities if the Company receives written notice from the Majority Series C Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such New Securities. No adjustment in the Series C+ Conversion Price shall be made as the result of the issuance or deemed issuance of New Securities if the Company receives written notice from the Majority Series C+ Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such New Securities. No adjustment in the Series D Conversion Price shall be made as the result of the issuance or deemed issuance of New Securities if the Company receives written notice from the Majority Series D Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such New Securities. No adjustment in the Series D-1 Conversion Price shall be made as the result of the issuance or deemed issuance of New Securities if the Company receives written notice from the Majority Series D-1 Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such New Securities. No adjustment in the Series D-2 Conversion Price shall be made as the result of the issuance or deemed issuance of New Securities if the Company receives written notice from the Majority Series D-2 Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such New Securities. No adjustment in the Series D-3 Conversion Price shall be made as the result of the issuance or deemed issuance of New Securities if the Company receives written notice from the Majority Series D-3 Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such New Securities. No adjustment in the Series E Conversion Price shall be made as the result of the issuance or deemed issuance of New Securities if the Company receives written notice from the Majority Series E Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such New Securities.

(c)    Deemed Issuance of New Securities. In the event the Company at any time or from time to time after the Series E Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any series or class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number for anti-dilution adjustments) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities or the exercise of such Options, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which New Securities are deemed to be issued:

(i)    no further adjustment in the Applicable Conversion Price shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of Options for Convertible Securities or Ordinary Shares;

(ii)    if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company, or change in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the then effective Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such change becoming effective, be recomputed to reflect such change insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)    no readjustment pursuant to Article 8.3 E.(5)(c)(ii) shall have the effect of increasing the then effective Applicable Conversion Price to an amount which exceeds the Applicable Conversion Price that would have been in effect had no adjustments in relation to the issuance of such Options or Convertible Securities as referenced in Article 8.3 E.(5)(c)(ii) been made;

(iv)    upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities that have not been exercised, the then effective Applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(x)

in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(y)

in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Company (determined pursuant to Article 8.3 E.(5)(e)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(v)    if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Applicable Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Applicable Conversion Price shall be adjusted pursuant to this Article 8.3 E.(5)(c) as of the actual date of their issuance.

(d)    Adjustment of Applicable Conversion Price upon Issuance of New Securities.

In the event of an issuance of New Securities, at any time after the Series E Issue Date, for a consideration per Ordinary Share received by the Company (net of any selling concessions, discounts or commissions) less than the Applicable Conversion Price in effect immediately prior to such issue, then and in such event, such Applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C).

For the purposes of the foregoing formula, the following definitions shall apply:

(1)    CP2 shall mean the Applicable Conversion Price in effect immediately after such issue of New Securities;

(2)    CP1 shall mean the Applicable Conversion Price in effect immediately prior to such issue of New Securities;

(3)    “A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of New Securities, treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Equity Securities (including the Preferred Shares) outstanding immediately prior to such issue;

(4)    “B” shall mean the number of Ordinary Shares that would have been issued if such New Securities had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(5)    “C” shall mean the number of such New Securities issued in such transaction.

(e)    Determination of Consideration. For purposes of this Article 8.3 E.(5), the consideration received by the Company for the issuance of any New Securities shall be computed as follows:

(i) Cash	and Property. Such consideration shall:

(1)    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends and excluding any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance of any New Securities;

(2)    insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined and approved in good faith by the Board of Directors (so long as such approval includes the approval of all of the Preferred Directors); provided, however, that no value shall be attributed to any services performed by any employee, officer or director of any Group Company;

(3)    in the event New Securities are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received which relates to such New Securities, computed as provided in clauses (1) and (2) above, as reasonably determined in good faith by the Board of Directors (so long as such approval includes the approval of all of the Preferred Directors).

(ii)    Options and Convertible Securities. The consideration per Ordinary Share received by the Company for New Securities deemed to have been issued pursuant to Article 8.3 E.(5)(c) hereof relating to Options and Convertible Securities, shall be determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities (determined in the manner described in paragraph (i) above), plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by (y) the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(6)    Other Dilutive Events. In case any event shall occur as to which the other provisions of this Article 8.3 E. are not strictly applicable, but the failure to make any adjustment to the Applicable Conversion Price would not fairly protect the conversion rights of the holders of the applicable Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Article 8.3 E, necessary to preserve, without dilution, the conversion rights of the holders of such Preferred Shares.

(7)    No Impairment. The Company will not, by amendment of these Articles or through any reorganization, recapitalization, transfer of assets, consolidation, merger, amalgamation, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 8.3 and in the taking of all such action as may be necessary or appropriate to protect the conversion rights of the holders of Preferred Shares against impairment.

(8)    Certificate of Adjustment. In the case of any adjustment or readjustment of the Applicable Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall deliver such certificate by notice to each registered holder of applicable Preferred Shares, at the holder’s address as shown in the Register of Members. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any New Securities issued or sold or deemed to have been issued or sold, (ii) the number of New Securities issued or sold or deemed to be issued or sold, (iii) the Applicable Conversion Price in effect before and after such adjustment or readjustment, and (iv) the type and number of Equity Securities of the Company, and the type and amount, if any, of other property which would be received upon conversion of the applicable Preferred Shares after such adjustment or readjustment.

(9)    Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment set forth in this Article 8.3 E, the Company shall give notice to the holders of the relevant Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Applicable Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the relevant Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(10)    Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holders of Preferred Shares, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of Ordinary Shares as shall be sufficient for such purpose.

(11)    Notices. Any notice required or permitted pursuant to this Article 8.3 shall be given in writing and shall be given in accordance with Articles 106 through 110.

(12)    Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of the Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which such Preferred Shares so converted were registered.

8.4	Voting Rights.

A.

General Rights. Subject to the provisions of the Memorandum and these Articles (including Article 8 and any Article providing for special voting rights such as Article 62) and the Shareholders Agreement, at all general meetings of the Company: (a) the holder of each Ordinary Share issued and outstanding shall have one vote in respect of each Ordinary Share held, and (b) the holder of a Preferred Share shall be entitled to such number of votes as equals the whole number of Ordinary Shares into which such holder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Members entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Members is first solicited. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted basis (after aggregating all Ordinary Shares into which the Preferred Shares held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). To the extent that the Statute or the Articles allow the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C+ Preferred Shares, the Series D Preferred Shares, the Series D-1 Preferred Shares, the Series D-2 Preferred Shares, the Series D-3 Preferred Shares or the Series E Preferred Shares (as applicable) to vote separately as a class or series with respect to any matters, unless otherwise provided in the Shareholders Agreement, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C+ Preferred Shares, the Series D Preferred Shares, the Series D-1 Preferred Shares, the Series D-2 Preferred Shares, the Series D-3 Preferred Shares or the Series E Preferred Shares (as applicable), shall have the right to vote separately as a class or series with respect to such matters.

B.	Protective Provisions.

(1)	Approval by Members.

(a)     Subject to the provisions of the Memorandum and these Articles (including Article 8 and any Article providing for special voting rights), the Shareholders Agreement, the Statute and any other applicable laws, in respect of any of the following:

(i)     any adverse amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of any series or class of Preferred Shares;

(ii)     any action that reclassifies any outstanding Shares into shares having rights, preferences, privileges or powers senior to or on a parity with any series or class of Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise; and

(iii)     any amendment or modification to or waiver by the Company under the Memorandum and Articles that results in any changes to the rights or privileges of any series or class of Preferred Shares;

unless the approval of the holders of more than fifty percent (50%) of voting power of such series or class of Preferred Shares has been obtained in advance, the Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, and the Company shall not permit any other Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, provided that for the purpose of this Section 8.4B.(1), Series D Holders, Series D-1 Holders, Series D-2 Holders and Series D-3 Holders shall vote together as a single class and on an as converted basis.

Notwithstanding anything to the contrary contained herein, where any act listed above requires the approval of the Members in accordance with the applicable laws, and if the Members vote in favor of such act but the approval of such holders of such series or class of Preferred Shares has not yet been obtained, then such holders of such series or class of Preferred Shares shall, in such vote, have the voting rights equal to the aggregate voting power of all the Members who vote in favor of the resolution plus one.

(b)     Subject to the provisions of the Memorandum and these Articles (including Article 8 and any Article providing for special voting rights), the Shareholders Agreement, the Statute and any other applicable laws, the Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, and the Company shall not permit any other Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by Merchant Tycoon Limited and the Majority Preferred Holders in advance:

(i)     any action that creates, authorizes or issues (A) any class or series of Equity Securities having rights, preferences, privileges or powers superior to or on a parity with any Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption, or otherwise, or any Equity Securities convertible into, exchangeable for, or exercisable into any Equity Securities having rights, preferences, privileges or powers superior to or on a parity with any Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise, (B) any additional Preferred Shares, (C) any other Equity Securities of the Company except for the Conversion Shares or (D) any Equity Securities of any other Group Company, other than the issuance of Shares pursuant to the Series C+ Options (if applicable), the Series C+ Warrants, the Series D-3 Warrants, the PICC Convertible Promissory Note, the KIP Side Letter and the China Equities Warrant;

(ii)     any repurchase, redemption or retirements of any Equity Security of any Group Company other than (A) the repurchase or redemption of Ordinary Shares by the Company at the lower of fair market value or the original purchase price from terminated employees, officers or consultants in accordance with the ESOP, or pursuant to the exercise of a contractual right of first refusal held by the Company, if any, and (B) the repurchase or redemption of the Shares held by the Investors pursuant to these Articles (including in connection with the conversion of the Preferred Shares into Ordinary Shares) (collectively, the “Redemption Exception”);

(iii)     any action that increases, reduces or cancels the authorized or issued share capital of the Company and/or other Group Company other than (A) under the Redemption Exception, (B) pursuant to the Series C+ Options (if applicable) or the Series C+ Warrants, (C) pursuant to the Series D-3 Warrants, (D) pursuant to the PICC Convertible Promissory Note, (E) pursuant to the KIP Side Letter or (F) pursuant to the China Equities Warrant;

(iv)     any increase or decrease in the authorized number of Preferred Shares, Ordinary Shares or any series thereof other than under the Redemption Exception;

(v)     any amendment or modification to or waiver by the Company under the Memorandum and these Articles, other than such amendments or modifications provided in Article 8.4(B)(1)(a)(iii);

(vi)     any entering into, restatement, termination of, amendment to or waiver of rights under agreements between either the Domestic Company or another PRC entity and the WFOE or another PRC Subsidiary of the Company (including without limitation the Control Documents) that provide contractual control to such PRC Subsidiary of the Company over the Domestic Company or such other PRC entity and therefore allow the Company to consolidate the financial statements of the Domestic Company or such other PRC entity with those of the Company for financial reporting purposes;

(vii)     any material change to the business scope, or nature of business of any Group Company;

(viii)     any significant investment in, or divestiture or sale by any Group Company of any interest in another Person which is not already included in the annual budget of such Group Company and in excess of US$2,000,000, except for any investment not exceeding US$5,000,000 to funds focusing on investment in the pets business;

(ix)     any change of the size or composition of the board of directors of any Group Company other than changes pursuant to and in compliance with Article 62 hereof;

(x)     any declaration, set aside or payment of a dividend or other distribution by any Group Company by way of dividend, (interim and final) capitalization of reserves or otherwise except for any distribution or dividend with respect to which the sole recipient of any proceeds therefrom is the Company or any wholly-owned subsidiary of the Company, or the adoption of, or any change to, the dividend policy, profit sharing scheme of any Group Company;

(xi)     the commencement of or consent to any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization, or arrangement of any of the Group Companies under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(xii)     any Deemed Liquidation Event or any Share Sale other than in any case any Drag-Along Sale;

(xiii)     any authorization, creation, sale or issuance of debt securities by the Company or any other Group Company (other than entering into equipment leases and bank lines of credit) unless such debt security has received the prior approval of the Board of Directors (including the approval of all Preferred Directors);

(xiv)     any public offering of any Equity Securities of any Group Company (including the determination of the time, valuation, stock exchange, the underwriters therefor);

(xv)     any increase in the amount of the shares reserved for the ESOP; and

(xvi)     any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the above actions.

Notwithstanding anything to the contrary contained herein, where any act listed above requires the approval of the Members in accordance with the applicable laws, and if the Members vote in favor of such act but the approval of the Majority Preferred Holders has not yet been obtained, then the Majority Preferred Holders shall, in such vote, have the voting rights equal to the aggregate voting power of all the Members who vote in favor of the resolution plus one.

(2)	Board Approvals.

The Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, and the Members shall not permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, and the Company shall not permit any other Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved by the board of directors of such Group Company (so long as such approval includes the approval of at least three Ordinary Directors and two Preferred Directors, provided that for items listed under Article 8.4 B. (2) (c) and (e) below, such approval must include the approval of the Series A Director):

(a)     any amendment or modification to or waiver by any of the Company’s Subsidiaries under any of the Charter Documents of any of the Company’s Subsidiaries;

(b)     the entering into of new lines of business, or cessation of any business line (or any material part thereof) of any Group Company;

(c)     the approval of, or any material deviation from or significant amendment of, the annual budget of any Group Company;

(d)     any adoption of or significant change to, a significant tax or accounting practice or policy or any internal financial controls and authorization policies, or the making of any significant tax or accounting election;

(e)    (A) the appointment of the Auditor for the Company or the auditor for any other Group Company, except the appointment of such Auditor or auditor that is a Big Four international accounting firm, or (B) the removal of the Auditor for the Company or the auditor for any other Group Company that is a Big Four international accounting firm, except that the successive Auditor or auditor is also a Big Four international accounting firm;

(f)     the change of the term of the fiscal year for any Group Company;

(g)     the adoption of, material amendment to or termination of the ESOP or any other equity incentive, purchase or participation plan, or profit sharing scheme for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies;

(h)     any transaction (including but not limited to the approval, termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) with any Related Party, except (A) transactions resulting in payments to or by the Group Companies in an amount less than RMB2,000,000 per year, or (B) transactions made in the ordinary course of business and pursuant to reasonable requirements of the Group Companies’ business and upon fair and reasonable terms that are approved by the Board of Directors;

(i)     any investment made by any Group Company other than investments in prime commercial paper, money market funds, or certificates of deposit issued by any international bank or financial institution with a net worth in excess of US$100 million or marketable debt securities issued by or unconditionally guaranteed by the government of the United States of America or other sovereignty government, in each case having a maturity not in excess of two years;

(j)     any transaction (including but not limited to the approval, termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions), that is not already in the annual budget for such fiscal year, in excess of US$1,000,000 in respect of one transaction or US$2,000,000 in related transactions;

(k)     incurrence by the Group Companies of Indebtedness in excess of US$2,000,000 in the aggregate during any fiscal year that is not already in the annual budget for such fiscal year (other than trade credit obtained from banks or other financial institutions incurred in the ordinary course of business not exceeding US$2,000,000 in any fiscal year of the Group Company); guarantees of any Indebtedness except for trade accounts of any Group Company arising in the ordinary course of business or for other Group Companies;

(l)     any sale, transfer, lease, pledge or other disposal of, or the incurrence of any Lien on, or any acquisition, by the Group Companies of any assets and/or businesses which is not already included in the annual budget and in excess of US$1,000,000 in any single transaction and US$2,000,000 in the aggregate during any fiscal year;

(m)     any purchase, sale, transfer, lease, license, pledge or other disposal of, or the incurrence of any Lien on, or any acquisition, by the Group Companies of technology or intellectual property rights except any such transaction in the ordinary course of business;

(n)     make any loan or advance to any Subsidiary or other corporation, partnership, other entity or Person unless it is wholly owned or controlled by the Company;

(o)     any loan or advance to any Person in an amount in excess of RMB500,000 in the aggregate per year for one Person, or in an aggregate amount in excess of RMB2,000,000 for several Persons per year, including, any employee or director, except for the advances and similar expenditures incurred in the ordinary course of business of any Group Company or under the terms of the ESOP approved by the Board of Directors pursuant to this Article 8.4 B;

(p)     the incurrence of any capital expenditure in excess of US$1,000,000 in respect of one transaction or US$2,000,000 in related transactions unless such capital expenditure has been approved in the annual budget for such fiscal year;

(q)     the appointment or removal of, and approval of the remuneration package for the chief executive officer, the chief financial officer, the chief operating officer, the chief technology officer and the president of any Group Company; and

(r)     any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the above actions.

8.5	Redemption Rights.

A.	Redemption.

(1) At any time and from time to time after the Closing, upon written notice of any holder of the Series A Preferred Shares, the Company shall redeem all or a portion of the Series A Preferred Shares held by such holder at the Series A Redemption Price (as defined below), provided that any of the following occurs: (i) any Group Company or any Founder is, directly or indirectly, engaged in material fraudulent activities impacting the holders of the Series A Preferred Shares; (ii) any important license, permit or government approvals required for the business of any Group Company is suspended, rejected to be issued or renewed or revoked, and the Company’s main business is affected significantly as a result; (iii) the validity, legality or enforceability of the Control Documents is outlawed by the PRC laws or any of the Control Documents is amended or terminated without the prior written consent of the Majority Series A Holders; (iv) the Company has not achieved a Qualified IPO on or before the fifth (5th) anniversary of the Closing Date, or (v) any holder of the Series B Preferred Shares, the Series C Preferred Shares, the Series C+ Preferred Shares, the Series D Preferred Shares, the Series D-1 Preferred Shares, the Series D-2 Preferred Shares, the Series D-3 Preferred Shares or the Series E Preferred Shares delivers a redemption notice to the Company. The “Series A Redemption Price” for each Series A Preferred Share redeemed pursuant to this Article 8.5 A.(1) shall be the higher of (1) the sum of (x) 180% of the Series A Issue Price in respect of each Series A Preferred Share held by such holder and requested to be redeemed, and (y) any declared but unpaid dividends on such Series A Preferred Share, or (2) the fair market value of each Series A Preferred Share (exclusive of any liquidity event, fire sale or minority ownership discounts) as determined by an independent appraiser mutually agreed to by the Company and the Majority Series A Holders.

(2) At any time and from time to time after the Closing, upon written notice of any holder of the Series B Preferred Shares, the Company shall redeem all or a portion of the Series B Preferred Shares held by such holder at the Series B Redemption Price (as defined below), payable in cash or by converting it to debt payments payable over twenty-four (24) months (or longer as may be agreed by the Company and each redeeming holder of Series B Preferred Shares), carrying the annual simple interest of seven percent (7%) over the repayment period, at the sole option and discretion of the holder exercising such redemption rights, provided that any of the followings occurs: (i) any Group Company or any Founder is, directly or indirectly, engaged in material fraudulent activities impacting the holders of the Series B Preferred Shares; (ii) any important license, permit or government approvals required for the business of any Group Company is suspended, rejected to be issued or renewed or revoked, and the Company’s main business is affected significantly as a result; (iii) the validity, legality or enforceability of the Control Documents is outlawed by the PRC laws or any of the Control Documents is amended or terminated without the prior written consent of the redeeming holder of Series B Preferred Shares; (iv) the Company has not achieved a Qualified IPO on or before the fifth (5th) anniversary of the Closing Date, or (v) any holder of the Series A Preferred Shares, the Series C Preferred Shares, the Series C+ Preferred Shares, the Series D Preferred Shares, the Series D-1 Preferred Shares, the Series D-2 Preferred Shares, the Series D-3 Preferred Shares or the Series E Preferred Shares delivers a redemption notice to the Company. The “Series B Redemption Price” for each Series B Preferred Share redeemed pursuant to this Article 8.5 A.(2) shall be the higher of (1) the sum of (x) 180% of the Series B Issue Price in respect of each Series B Preferred Share held by such holder and requested to be redeemed, and (y) any declared but unpaid dividends on such Series B Preferred Share, or (2) the fair market value of each Series B Preferred Share (exclusive of any liquidity event, fire sale or minority ownership discounts) as determined by an independent appraiser mutually agreed to by the Company and the redeeming holder of Series B Preferred Shares.

(3) At any time and from time to time after the Closing, upon written notice of any holder of the Series C Preferred Shares, the Company shall redeem all or a portion of the Series C Preferred Shares held by such holder at the Series C Redemption Price (as defined below), payable in cash or by converting it to debt payments payable over twenty-four (24) months (or longer as may be agreed by the Company and each redeeming holder of Series C Preferred Shares), carrying the annual simple interest of seven percent (7%) over the repayment period, at the sole option and discretion of the holder exercising such redemption rights, provided that any of the followings occurs: (i) any Group Company or any Founder is, directly or indirectly, engaged in material fraudulent activities impacting the holders of the Series C Preferred Shares; (ii) any important license, permit or government approvals required for the business of any Group Company is suspended, rejected to be issued or renewed or revoked, and the Company’s main business is affected significantly as a result; (iii) the validity, legality or enforceability of the Control Documents is outlawed by the PRC laws or any of the Control Documents is amended or terminated without the prior written consent of the redeeming holder of Series C Preferred Shares; (iv) the Company has not achieved a Qualified IPO on or before the fifth (5th) anniversary of the Closing Date, or (v) any holder of the Series A Preferred Shares, the Series B Preferred Shares, the Series C+ Preferred Shares, the Series D Preferred Shares, the Series D-1 Preferred Shares, the Series D-2 Preferred Shares, the Series D-3 Preferred Shares or the Series E Preferred Shares delivers a redemption notice to the Company. The “Series C Redemption Price” for each Series C Preferred Share redeemed pursuant to this Article 8.5 A.(3) shall be the higher of (1) the sum of (x) the Series C Issue Price in respect of each Series C Preferred Share held by such holder and requested to be redeemed, (y) interest calculated at 8% per year compound annually from May 13, 2015 to the date on which the Series C Redemption Price has been paid to the holder of Series C Preferred Share, and (z) any declared but unpaid dividends on such Series C Preferred Share, or (2) the fair market value of each Series C Preferred Share (exclusive of any liquidity event, fire sale or minority ownership discounts) as determined by an independent appraiser mutually agreed to by the Company and the redeeming holder of Series C Preferred Shares.

(4) At any time and from time to time after the Closing, upon written notice of any holder of Series C+ Preferred Shares, the Company shall redeem all or a portion of the Series C+ Preferred Shares held by such holder at the Series C+ Redemption Price (as defined below), payable in cash or by converting it to debt payments payable over twenty-four (24) months (or longer as may be agreed by the Company and each redeeming holder of Series C+ Preferred Shares), carrying the annual simple interest of seven percent (7%) over the repayment period, at the sole option and discretion of the holder exercising such redemption rights, provided that any of the followings occurs: (i) any Group Company or any Founder is, directly or indirectly, engaged in material fraudulent activities impacting the holders of the Series C+ Preferred Shares; (ii) any important license, permit or government approvals required for the business of any Group Company is suspended, rejected to be issued or renewed or revoked, and the Company’s main business is affected significantly as a result; (iii) the validity, legality or enforceability of the Control Documents is outlawed by the PRC laws or any of the Control Documents is amended or terminated without the prior written consent of the redeeming holder of Series C+ Preferred Shares; (iv) the Company has not achieved a Qualified IPO on or before the fifth (5th) anniversary of the Closing Date, or (v) any holder of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares, the Series D-1 Preferred Shares, the Series D-2 Preferred Shares, the Series D-3 Preferred Shares or the Series E Preferred Shares delivers a redemption notice to the Company. The “Series C+ Redemption Price” for each Series C+ Preferred Share redeemed pursuant to this Article 8.5 A.(4) shall be the higher of (1) the sum of (x) the Series C+ Issue Price in respect of each Series C+ Preferred Share held by such holder and requested to be redeemed, (y) interest calculated at 8% per year compound annually from the January 26, 2016 to the date on which the Series C+ Redemption Price has been paid to the holder of Series C+ Preferred Share, and (z) any declared but unpaid dividends on such Series C+ Preferred Share, or (2) the fair market value of each Series C+ Preferred Share (exclusive of any liquidity event, fire sale or minority ownership discounts) as determined by an independent appraiser mutually agreed to by the Company and the redeeming holder of Series C+ Preferred Shares.

(5) At any time and from time to time after the Closing, upon written notice of any holder of the Series D Preferred Shares, the Company shall redeem all or a portion of the Series D Preferred Shares held by such holder at the Series D Redemption Price (as defined below), payable in cash or by converting it to debt payments payable over twenty-four (24) months (or longer as may be agreed by the Company and each redeeming holder of Series D Preferred Shares), carrying the annual simple interest of seven percent (7%) over the repayment period, at the sole option and discretion of the holder exercising such redemption rights, provided that any of the followings occurs: (i) any Group Company or any Founder is, directly or indirectly, engaged in material fraudulent activities impacting the holders of the Series D Preferred Shares; (ii) any important license, permit or government approvals required for the business of any Group Company is suspended, rejected to be issued or renewed or revoked, and the Company’s main business is affected significantly as a result; (iii) the validity, legality or enforceability of the Control Documents is outlawed by the PRC laws or any of the Control Documents is amended or terminated without the prior written consent of the redeeming holder of Series D Preferred Shares; (iv) the Company has not achieved a Qualified IPO on or before the fifth (5th) anniversary of the Closing Date, or (v) any holder of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C+ Preferred Shares, the Series D-1 Preferred Shares, the Series D-2 Preferred Shares, the Series D-3 Preferred Shares or the Series E Preferred Shares delivers a redemption notice to the Company. The “Series D Redemption Price” for each Series D Preferred Share redeemed pursuant to this Article 8.5 A.(5) shall be the higher of (1) the sum of (x) the Series D Issue Price in respect of each Series D Preferred Share held by such holder and requested to be redeemed, (y) interest calculated at 8% per year compound annually from the applicable closing date under the Series D Purchase Agreement to the date on which the Series D Redemption Price has been paid to the holder of Series D Preferred Share, and (z) any declared but unpaid dividends on such Series D Preferred Share, or (2) the fair market value of each Series D Preferred Share (exclusive of any liquidity event, fire sale or minority ownership discounts) as determined by an independent appraiser mutually agreed to by the Company and the redeeming holder of Series D Preferred Shares.

(6) At any time and from time to time after the Closing, upon written notice of any holder of the Series D-1 Preferred Shares, the Company shall redeem all or a portion of the Series D-1 Preferred Shares held by such holder at the Series D-1 Redemption Price (as defined below), payable in cash or by converting it to debt payments payable over twenty-four (24) months (or longer as may be agreed by the Company and each redeeming holder of Series D-1 Preferred Shares), carrying the annual simple interest of seven percent (7%) over the repayment period, at the sole option and discretion of the holder exercising such redemption rights, provided that any of the followings occurs: (i) any Group Company or any Founder is, directly or indirectly, engaged in material fraudulent activities impacting the holders of the Series D-1 Preferred Shares; (ii) any important license, permit or government approvals required for the business of any Group Company is suspended, rejected to be issued or renewed or revoked, and the Company’s main business is affected significantly as a result; (iii) the validity, legality or enforceability of the Control Documents is outlawed by the PRC laws or any of the Control Documents is amended or terminated without the prior written consent of the redeeming holder of Series D-1 Preferred Shares; (iv) the Company has not achieved a Qualified IPO on or before the fifth (5th) anniversary of the Closing Date, or (v) any holder of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C+ Preferred Shares, the Series D Preferred Shares, the Series D-2 Preferred Shares, the Series D-3 Preferred Shares or the Series E Preferred Shares delivers a redemption notice to the Company. The “Series D-1 Redemption Price” for each Series D-1 Preferred Share redeemed pursuant to this Article 8.5 A.(6) shall be the higher of (1) the sum of (x) the Series D-1 Issue Price in respect of each Series D-1 Preferred Share held by such holder and requested to be redeemed, (y) interest calculated at 8% per year compound annually from the applicable closing date under the Series D-1 Purchase Agreement to the date on which the Series D-1 Redemption Price has been paid to the holder of Series D-1 Preferred Share, and (z) any declared but unpaid dividends on such Series D-1 Preferred Share, or (2) the fair market value of each Series D-1 Preferred Share (exclusive of any liquidity event, fire sale or minority ownership discounts) as determined by an independent appraiser mutually agreed to by the Company and the redeeming holder of Series D-1 Preferred Shares.

(7) At any time and from time to time after the Closing, upon written notice of any holder of the Series D-2 Preferred Shares, the Company shall redeem all or a portion of the Series D-2 Preferred Shares held by such holder at the Series D-2 Redemption Price (as defined below), payable in cash or by converting it to debt payments payable over twenty-four (24) months (or longer as may be agreed by the Company and each redeeming holder of Series D-2 Preferred Shares), carrying the annual simple interest of seven percent (7%) over the repayment period, at the sole option and discretion of the holder exercising such redemption rights, provided that any of the followings occurs: (i) any Group Company or any Founder is, directly or indirectly, engaged in material fraudulent activities impacting the holders of the Series D-2 Preferred Shares; (ii) any important license, permit or government approvals required for the business of any Group Company is suspended, rejected to be issued or renewed or revoked, and the Company’s main business is affected significantly as a result; (iii) the validity, legality or enforceability of the Control Documents is outlawed by the PRC laws or any of the Control Documents is amended or terminated without the prior written consent of the redeeming holder of Series D-2 Preferred Shares; (iv) the Company has not achieved a Qualified IPO on or before the fifth (5th) anniversary of the Closing Date, or (v) any holder of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C+ Preferred Shares, the Series D Preferred Shares, the Series D-1 Preferred Shares, the Series D-3 Preferred Shares or the Series E Preferred Shares delivers a redemption notice to the Company. The “Series D-2 Redemption Price” for each Series D-2 Preferred Share redeemed pursuant to this Article 8.5 A.(7) shall be the higher of (1) the sum of (x) the Series D-2 Issue Price in respect of each Series D-2 Preferred Share held by such holder and requested to be redeemed, (y) interest calculated at 8% per year compound annually from the January 16, 2019 to the date on which the Series D-2 Redemption Price has been paid to the holder of Series D-2 Preferred Share, and (z) any declared but unpaid dividends on such Series D-2 Preferred Share, or (2) the fair market value of each Series D-2 Preferred Share (exclusive of any liquidity event, fire sale or minority ownership discounts) as determined by an independent appraiser mutually agreed to by the Company and the redeeming holder of Series D-2 Preferred Shares.

(8) At any time and from time to time after the Closing, upon written notice of any holder of the Series D-3 Preferred Shares, the Company shall redeem all or a portion of the Series D-3 Preferred Shares held by such holder at the Series D-3 Redemption Price (as defined below), payable in cash or by converting it to debt payments payable over twenty-four (24) months (or longer as may be agreed by the Company and each redeeming holder of Series D-3 Preferred Shares), carrying the annual simple interest of seven percent (7%) over the repayment period, at the sole option and discretion of the holder exercising such redemption rights, provided that any of the followings occurs: (i) any Group Company or any Founder is, directly or indirectly, engaged in material fraudulent activities impacting the holders of the Series D-3 Preferred Shares; (ii) any important license, permit or government approvals required for the business of any Group Company is suspended, rejected to be issued or renewed or revoked, and the Company’s main business is affected significantly as a result; (iii) the validity, legality or enforceability of the Control Documents is outlawed by the PRC laws or any of the Control Documents is amended or terminated without the prior written consent of the redeeming holder of Series D-3 Preferred Shares; (iv) the Company has not achieved a Qualified IPO on or before the fifth (5th) anniversary of the Closing Date, or (v) any holder of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C+ Preferred Shares, the Series D Preferred Shares, the Series D-1 Preferred Shares, the Series D-2 Preferred Shares or the Series E Preferred Shares delivers a redemption notice to the Company. The “Series D-3 Redemption Price” for each Series D-3 Preferred Share redeemed pursuant to this Article 8.5 A.(8) shall be the higher of (1) the sum of (x) the Series D-3 Issue Price in respect of each Series D-3 Preferred Share held by such holder and requested to be redeemed, (y) interest calculated at 8% per year compound annually from the June 16, 2019 to the date on which the Series D-3 Redemption Price has been paid to the holder of Series D-3 Preferred Share, and (z) any declared but unpaid dividends on such Series D-3 Preferred Share, or (2) the fair market value of each Series D-3 Preferred Share (exclusive of any liquidity event, fire sale or minority ownership discounts) as determined by an independent appraiser mutually agreed to by the Company and the redeeming holder of Series D-3 Preferred Shares.

(9) At any time and from time to time after the Closing, upon written notice of any holder of the Series E Preferred Shares, the Company shall redeem all or a portion of the Series E Preferred Shares held by such holder at the Series E Redemption Price (as defined below), payable in cash or by converting it to debt payments payable over twenty-four (24) months (or longer as may be agreed by the Company and each redeeming holder of Series E Preferred Shares), carrying the annual simple interest of seven percent (7%) over the repayment period, at the sole option and discretion of the holder exercising such redemption rights, provided that any of the followings occurs: (i) any Group Company or any Founder is, directly or indirectly, engaged in material fraudulent activities impacting the holders of the Series E Preferred Shares; (ii) any important license, permit or government approvals required for the business of any Group Company is suspended, rejected to be issued or renewed or revoked, and the Company’s main business is affected significantly as a result; (iii) the validity, legality or enforceability of the Control Documents is outlawed by the PRC laws or any of the Control Documents is amended or terminated without the prior written consent of the redeeming holder of Series E Preferred Shares; (iv) the Company has not achieved a Qualified IPO on or before the fifth (5th) anniversary of the Closing Date, or (v) any holder of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C+ Preferred Shares, the Series D Preferred Shares, the Series D-1 Preferred Shares, the Series D-2 Preferred Shares or the Series D-3 Preferred Shares delivers a redemption notice to the Company. The “Series E Redemption Price” for each Series E Preferred Share redeemed pursuant to this Article 8.5 A.(9) shall be the higher of (1) the sum of (x) the Series E Issue Price in respect of each Series E Preferred Share held by such holder and requested to be redeemed, (y) (a) with respect to Mirae, interest calculated at 8% per year compound annually from June 24, 2019 to the date on which the Series E Redemption Price has been paid to Mirae; (b) with respect to XINGMU Holding Limited, interest calculated at 8% per year compound annually from November 21, 2019 to the date on which the Series E Redemption Price has been paid to XINGMU Holding Limited; (c) with respect to Mirae HK, interest calculated at 8% per year compound annually from February 17, 2020 to the date on which the Series E Redemption Price has been paid to Mirae HK; (d) with respect to RAUMIER LIMITED, interest calculated at 8% per year compound annually from the Closing Date to the date on which the Series E Redemption Price has been paid to RAUMIER LIMITED; and (z) any declared but unpaid dividends on such Series E Preferred Share, or (2) the fair market value of each Series E Preferred Share (exclusive of any liquidity event, fire sale or minority ownership discounts) as determined by an independent appraiser mutually agreed to by the Company and the redeeming holder of Series E Preferred Shares.

B.

(1) In the event that a holder of the Series A Preferred Shares is entitled to exercise the redemption rights pursuant to Article 8.5 A.(1) (other than pursuant to Article 8.5 A.(1)(v), in which event the redemption notice shall be delivered in accordance with Article 8.5 B.(2), 8.5 B.(3), 8.5 B.(4), 8.5 B.(5), 8.5 B.(6), 8.5 B.(7), 8.5 B.(8) or 8.5 B.(9), as the case may be), such holder shall deliver to the Company a written notice (a “Series A Redemption Notice”) of the election by such holder to exercise its redemption rights under this Article 8.5 (the date of delivery of such Series A Redemption Notice being the “Series A Redemption Notice Date”). Upon receipt of such Series A Redemption Notice, the Company shall as promptly as possible (in any event no later than the fifth (5th) date after receipt of the Series A Redemption Notice) give a written notice of the redemption request to each of the other holders of Preferred Shares (including the holders of Series B Preferred Shares, the holders of Series C Preferred Shares, the holders of Series C+ Preferred Shares, the holders of Series D Preferred Shares, the holders of Series D-1 Preferred Shares, the holders of Series D-2 Preferred Shares, the holders of Series D-3 Preferred Shares and the holders of Series E Preferred Shares) stating the existence of such request, the Series A Redemption Price, the anticipated Series A Redemption Closing Date, and the mechanics of redemption. Each of the other holders of Series A Preferred Shares may also elect to require the Company to redeem all or a portion of their Series A Preferred Shares by delivering a separate redemption notice to the Company within fifteen (15) days of the receipt of such written notice from the Company (the “Series A Redemption Election Period”). Each redemption of the Series A Preferred Shares pursuant to Article 8.5 hereof (for the avoidance of doubt, including pursuant to the event of Article 8.5 A.(1)(v)) shall have its closing on a date no later than forty five (45) days after the date on which the Company receives the last written redeeming notice delivered by the redeeming holders of Preferred Shares prior to the expiration of the Series A Redemption Election Period, or on such earlier date as designated by the holder of such Series A Preferred Shares (such date, the “Series A Redemption Closing Date”). In addition, upon receipt of the Company’s written notice of such redemption request under this Article 8.5 B.(1), each holder of Series B Preferred Shares, each holder of Series C Preferred Shares, each holder of Series C+ Preferred Shares, each holder of Series D Preferred Shares, each holder of Series D-1 Preferred Shares, each holder of Series D-2 Preferred Shares, each holder of Series D-3 Preferred Shares and each holder of Series E Preferred Shares may also elect to require the Company to redeem all or a portion of the Series B Preferred Shares, Series C Preferred Shares, Series C+ Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series D-2 Preferred Shares, Series D-3 Preferred Shares or Series E Preferred Shares, as the case may be, held by such holder pursuant to Article 8.5 A.(2)(v), 8.5 A.(3)(v) , 8.5 A.(4)(v), 8.5 A.(5)(v), 8.5 A.(6)(v), 8.5 A.(7)(v), 8.5 A.(8)(v) or 8.5 A.(9)(v), as the case may be, by delivering a separate redemption notice to the Company prior to the expiration of the Series A Redemption Election Period. For the avoidance of doubt, the redemption closing date for all Preferred Shares being redeemed pursuant to this Article 8.5 B.(1) shall be the same date.

(2) In the event that a holder of the Series B Preferred Shares is entitled to exercise the redemption rights pursuant to Article 8.5 A.(2) (other than pursuant to Article 8.5 A.(2)(v), in which event the redemption notice shall be delivered in accordance with Article 8.5 B.(1), 8.5 B.(3), 8.5 B.(4), 8.5 B.(5), 8.5 B.(6), 8.5 B.(7), 8.5 B.(8) or 8.5 B.(9), as the case may be), such holder shall deliver to the Company a written notice (a “Series B Redemption Notice”) of the election by such holder to exercise its redemption rights under this Article 8.5 (the date of delivery of such Series B Redemption Notice being the “Series B Redemption Notice Date”). Upon receipt of such Series B Redemption Notice, the Company shall as promptly as possible (in any event no later than the fifth (5th) date after receipt of the Series B Redemption Notice) give a written notice of the redemption request to each of the other holders of Preferred Shares (including the holders of Series A Preferred Shares, the holders of Series C Preferred Shares, the holders of Series C+ Preferred Shares, the holders of Series D Preferred Shares, the holders of Series D-1 Preferred Shares, the holders of Series D-2 Preferred Shares, the holders of Series D-3 Preferred Shares and the holders of Series E Preferred Shares) stating the existence of such request, the Series B Redemption Price, the anticipated Series B Redemption Closing Date, and the mechanics of redemption. Each of the other holders of Series B Preferred Shares may also elect to require the Company to redeem all or a portion of their Series B Preferred Shares by delivering a separate redemption notice to the Company within fifteen (15) days of the receipt of such written notice from the Company (the “Series B Redemption Election Period”). Each redemption of the Series B Preferred Shares pursuant to Article 8.5 hereof (for the avoidance of doubt, including pursuant to the event of Article 8.5 A.(2)(v)) shall have its closing on a date no later than forty five (45) days after the date on which the Company receives the last written redeeming notice delivered by the redeeming holders of Preferred Shares prior to the expiration of the Series B Redemption Election Period, or on such earlier date as designated by the holder of such Series B Preferred Shares (such date, the “Series B Redemption Closing Date”). In addition, upon receipt of the Company’s written notice of such redemption request under this Article 8.5 B.(2), each holder of Series A Preferred Shares, each holder of Series C Preferred Shares, each holder of Series C+ Preferred Shares, each holder of Series D Preferred Shares, each holder of Series D-1 Preferred Shares, each holder of Series D-2 Preferred Shares, each holder of Series D-3 Preferred Shares and each holder of Series E Preferred Shares may also elect to require the Company to redeem all or any portion of the Series A Preferred Shares, Series C Preferred Shares, Series C+ Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series D-2 Preferred Shares, Series D-3 Preferred Shares or Series E Preferred Shares, as the case may be, held by such holder pursuant to Article 8.5 A.(1)(v), 8.5 A.(3)(v), 8.5 A.(4)(v), 8.5 A.(5)(v), 8.5 A.(6)(v), 8.5 A.(7)(v), 8.5 A.(8)(v) or 8.5 A.(9)(v), as the case may be, by delivering a separate redemption notice to the Company prior to the expiration of the Series B Redemption Election Period. For the avoidance of doubt, the redemption closing date for all Preferred Shares being redeemed pursuant to this Article 8.5 B.(2) shall be the same date.

(3) In the event that a holder of the Series C Preferred Shares is entitled to exercise the redemption rights pursuant to Article 8.5 A.(3) (other than pursuant to Article 8.5 A.(3)(v), in which event the redemption notice shall be delivered in accordance with Article 8.5 B.(1), 8.5 B.(2), 8.5 B.(4), 8.5 B.(5), 8.5 B.(6), 8.5 B.(7), 8.5 B.(8) or 8.5 B.(9), as the case may be), such holder shall deliver to the Company a written notice (a “Series C Redemption Notice”) of the election by such holder to exercise its redemption rights under this Article 8.5 (the date of delivery of such Series C Redemption Notice being the “Series C Redemption Notice Date”). Upon receipt of such Series C Redemption Notice, the Company shall as promptly as possible (in any event no later than the fifth (5th) date after receipt of the Series C Redemption Notice) give a written notice of the redemption request to each of the other holders of Preferred Shares (including the holders of Series A Preferred Shares, the holders of Series B Preferred Shares, the holders of Series C+ Preferred Shares, the holders of Series D Preferred Shares, the holders of Series D-1 Preferred Shares, the holders of Series D-2 Preferred Shares, the holders of Series D-3 Preferred Shares and the holders of Series E Preferred Shares) stating the existence of such request, the Series C Redemption Price, the anticipated Series C Redemption Closing Date, and the mechanics of redemption. Each of the other holders of Series C Preferred Shares may also elect to require the Company to redeem all or a portion of their Series C Preferred Shares by delivering a separate redemption notice to the Company within fifteen (15) days of the receipt of such written notice from the Company (the “Series C Redemption Election Period”). Each redemption of the Series C Preferred Shares pursuant to Article 8.5 hereof (for the avoidance of doubt, including pursuant to the event of Article 8.5 A.(3)(v)) shall have its closing on a date no later than forty five (45) days after the date on which the Company receives the last written redeeming notice delivered by the redeeming holders of Preferred Shares prior to the expiration of the Series C Redemption Election Period, or on such earlier date as designated by the holder of such Series C Preferred Shares (such date, the “Series C Redemption Closing Date”). In addition, upon receipt of the Company’s written notice of such redemption request under this Article 8.5 B.(3), each holder of Series A Preferred Shares, each holder of Series B Preferred Shares, each holder of Series C+ Preferred Shares, each holder of Series D Preferred Shares, each holder of Series D-1 Preferred Shares, each holder of Series D-2 Preferred Shares, each holder of Series D-3 Preferred Shares and each holder of Series E Preferred Shares may also elect to require the Company to redeem all or any portion of the Series A Preferred Shares, Series B Preferred Shares, Series C+ Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series D-2 Preferred Shares, Series D-3 Preferred Shares or Series E Preferred Shares, as the case may be, held by such holder pursuant to Article 8.5 A.(1)(v),8.5 A.(2)(v), 8.5 A.(4)(v), 8.5 A.(5)(v), 8.5 A.(6)(v), 8.5 A.(7)(v), 8.5 A.(8)(v) or 8.5 A.(9)(v), as the case may be, by delivering a separate redemption notice to the Company prior to the expiration of the Series C Redemption Election Period. For the avoidance of doubt, the redemption closing date for all Preferred Shares being redeemed pursuant to this Article 8.5 B.(3) shall be the same date.

(4) In the event that a holder of the Series C+ Preferred Shares is entitled to exercise the redemption rights pursuant to Article 8.5 A.(4) (other than pursuant to Article 8.5 A.(4)(v), in which event the redemption notice shall be delivered in accordance with Article 8.5 B.(1), 8.5 B.(2), 8.5 B.(3), 8.5 B.(5), 8.5 B.(6), 8.5 B.(7), 8.5 B.(8) or 8.5 B.(9), as the case may be), such holder shall deliver to the Company a written notice (a “Series C+ Redemption Notice”) of the election by such holder to exercise its redemption rights under this Article 8.5 (the date of delivery of such Series C+ Redemption Notice being the “Series C+ Redemption Notice Date”). Upon receipt of such Series C+ Redemption Notice, the Company shall as promptly as possible (in any event no later than the fifth (5th) date after receipt of the Series C+ Redemption Notice) give a written notice of the redemption request to each of the other holders of Preferred Shares (including the holders of Series A Preferred Shares, the holders of Series B Preferred Shares, the holders of Series C Preferred Shares, the holders of Series D Preferred Shares, the holders of Series D-1 Preferred Shares, the holders of Series D-2 Preferred Shares, the holders of Series D-3 Preferred Shares and the holders of Series E Preferred Shares) stating the existence of such request, the Series C+ Redemption Price, the anticipated Series C+ Redemption Closing Date, and the mechanics of redemption. Each of the other holders of Series C+ Preferred Shares may also elect to require the Company to redeem all or a portion of their Series C+ Preferred Shares by delivering a separate redemption notice to the Company within fifteen (15) days of the receipt of such written notice from the Company (the “Series C+ Redemption Election Period”). Each redemption of the Series C+ Preferred Shares pursuant to Article 8.5 hereof (for the avoidance of doubt, including pursuant to the event of Article 8.5 A.(4)(v)) shall have its closing on a date no later than forty five (45) days after the date on which the Company receives the last written redeeming notice delivered by the redeeming holders of Preferred Shares prior to the expiration of the Series C+ Redemption Election Period, or on such earlier date as designated by the holder of such Series C+ Preferred Shares (such date, the “Series C+ Redemption Closing Date”). In addition, upon receipt of the Company’s written notice of such redemption request under this Article 8.5 B.(4), each holder of Series A Preferred Shares, each holder of Series B Preferred Shares, each holder of Series C Preferred Shares, each holder of Series D Preferred Shares, each holder of Series D-1 Preferred Shares, each holder of Series D-2 Preferred Shares, each holder of Series D-3 Preferred Shares and each holder of Series E Preferred Shares may also elect to require the Company to redeem all or any portion of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series D-2 Preferred Shares, Series D-3 Preferred Shares or Series E Preferred Shares, as the case may be, held by such holder pursuant to Article 8.5A.(1)(v), 8.5A.(2)(v), 8.5A.(3)(v), 8.5 A.(5)(v), 8.5A.(6)(v), 8.5A.(7)(v), 8.5A.(8)(v) or 8.5 A.(9)(v)), as the case may be, by delivering a separate redemption notice to the Company prior to the expiration of the Series C+ Redemption Election Period. For the avoidance of doubt, the redemption closing date for all Preferred Shares being redeemed pursuant to this Article 8.5 B.(4) shall be the same date.

(5) In the event that a holder of the Series D Preferred Shares is entitled to exercise the redemption rights pursuant to Article 8.5A.(5) (other than pursuant to Article 8.5 A.(5)(v), in which event the redemption notice shall be delivered in accordance with Article 8.5 B.(1), 8.5 B.(2), 8.5 B.(3), 8.5 B.(4), 8.5 B.(6), 8.5 B.(7), 8.5 B.(8) or 8.5 B.(9), as the case may be), such holder shall deliver to the Company a written notice (a “Series D Redemption Notice”) of the election by such holder to exercise its redemption rights under this Article 8.5 (the date of delivery of such Series D Redemption Notice being the “Series D Redemption Notice Date”). Upon receipt of such Series D Redemption Notice, the Company shall as promptly as possible (in any event no later than the fifth (5th) date after receipt of the Series D Redemption Notice) give a written notice of the redemption request to each of the other holders of Preferred Shares (including the holders of Series A Preferred Shares, the holders of Series B Preferred Shares, the holders of Series C Preferred Shares, the holders of Series C+ Preferred Shares, the holders of Series D-1 Preferred Shares, the holders of Series D-2 Preferred Shares, the holders of Series D-3 Preferred Shares and the holders of Series E Preferred Shares) stating the existence of such request, the Series D Redemption Price, the anticipated Series D Redemption Closing Date, and the mechanics of redemption. Each of the other holders of Series D Preferred Shares may also elect to require the Company to redeem all or a portion of their Series D Preferred Shares by delivering a separate redemption notice to the Company within fifteen (15) days of the receipt of such written notice from the Company (the “Series D Redemption Election Period”). Each redemption of the Series D Preferred Shares pursuant to Article 8.5 hereof (for the avoidance of doubt, including pursuant to the event of Article 8.5 A.(5)(v)) shall have its closing on a date no later than forty five (45) days after the date on which the Company receives the last written redeeming notice delivered by the redeeming holders of Preferred Shares prior to the expiration of the Series D Redemption Election Period, or on such earlier date as designated by the holder of such Series D Preferred Shares (such date, the “Series D Redemption Closing Date”). In addition, upon receipt of the Company’s written notice of such redemption request under this Article 8.5 B.(5), each holder of Series A Preferred Shares, each holder of Series B Preferred Shares, each holder of Series C Preferred Shares, each holder of Series C+ Preferred Shares, each holder of Series D-1 Preferred Shares, each holder of Series D-2 Preferred Shares, each holder of Series D-3 Preferred Shares and each holder of Series E Preferred Shares may also elect to require the Company to redeem all or any portion of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C+ Preferred Shares, Series D-1 Preferred Shares, Series D-2 Preferred Shares, Series D-3 Preferred Shares or Series E Preferred Shares, as the case may be, held by such holder pursuant to Article 8.5A.(1)(v), 8.5A.(2)(v), 8.5 A.(3)(v), 8.5 A.(4)(v), 8.5 A.(6)(v), 8.5 A.(7)(v), 8.5 A.(8)(v) or 8.5 A.(9)(v), as the case may be, by delivering a separate redemption notice to the Company prior to the expiration of the Series D Redemption Election Period. For the avoidance of doubt, the redemption closing date for all Preferred Shares being redeemed pursuant to this Article 8.5 B.(5) shall be the same date.

(6) In the event that a holder of the Series D-1 Preferred Shares is entitled to exercise the redemption rights pursuant to Article 8.5 A.(6) (other than pursuant to Article 8.5 A.(6)(v), in which event the redemption notice shall be delivered in accordance with Article 8.5 B.(1), 8.5 B.(2), 8.5 B.(3), 8.5 B.(4), 8.5 B.(5), 8.5 B.(7), 8.5 B.(8) or 8.5 B.(9), as the case may be), such holder shall deliver to the Company a written notice (a “Series D-1 Redemption Notice”) of the election by such holder to exercise its redemption rights under this Article 8.5 (the date of delivery of such Series D-1 Redemption Notice being the “Series D-1 Redemption Notice Date”). Upon receipt of such Series D-1 Redemption Notice, the Company shall as promptly as possible (in any event no later than the fifth (5th) date after receipt of the Series D-1 Redemption Notice) give a written notice of the redemption request to each of the other holders of Preferred Shares (including the holders of Series A Preferred Shares, the holders of Series B Preferred Shares, the holders of Series C Preferred Shares, the holders of Series C+ Preferred Shares, the holders of Series D Preferred Shares, the holders of Series D-2 Preferred Shares, the holders of Series D-3 Preferred Shares and the holders of Series E Preferred Shares) stating the existence of such request, the Series D-1 Redemption Price, the anticipated Series D-1 Redemption Closing Date, and the mechanics of redemption. Each of the other holders of Series D-1 Preferred Shares may also elect to require the Company to redeem all or a portion of their Series D-1 Preferred Shares by delivering a separate redemption notice to the Company within fifteen (15) days of the receipt of such written notice from the Company (the “Series D-1 Redemption Election Period”). Each redemption of the Series D-1 Preferred Shares pursuant to Article 8.5 hereof (for the avoidance of doubt, including pursuant to the event of Article 8.5 A.(6)(v)) shall have its closing on a date no later than forty five (45) days after the date on which the Company receives the last written redeeming notice delivered by the redeeming holders of Preferred Shares prior to the expiration of the Series D-1 Redemption Election Period, or on such earlier date as designated by the holder of such Series D-1 Preferred Shares (such date, the “Series D-1 Redemption Closing Date”). In addition, upon receipt of the Company’s written notice of such redemption request under this Article 8.5 B.(6), each holder of Series A Preferred Shares, each holder of Series B Preferred Shares, each holder of Series C Preferred Shares, each holder of Series C+ Preferred Shares, each holder of Series D Preferred Shares, each holder of Series D-2 Preferred Shares, each holder of Series D-3 Preferred Shares and each holder of Series E Preferred Shares may also elect to require the Company to redeem all or any portion of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C+ Preferred Shares, Series D Preferred Shares, Series D-2 Preferred Shares, Series D-3 Preferred Shares or Series E Preferred Shares, as the case may be, held by such holder pursuant to Article 8.5A.(1)(v), 8.5A.(2)(v), 8.5 A.(3)(v), 8.5 A.(4)(v), 8.5 A.(5)(v), 8.5 A.(7)(v), 8.5 A.(8)(v) or 8.5 A.(9)(v), as the case may be, by delivering a separate redemption notice to the Company prior to the expiration of the Series D-1 Redemption Election Period. For the avoidance of doubt, the redemption closing date for all Preferred Shares being redeemed pursuant to this Article 8.5 B.(6) shall be the same date.

(7) In the event that a holder of the Series D-2 Preferred Shares is entitled to exercise the redemption rights pursuant to Article 8.5 A.(7) (other than pursuant to Article 8.5 A.(7)(v), in which event the redemption notice shall be delivered in accordance with Article 8.5 B.(1), 8.5 B.(2), 8.5 B.(3), 8.5 B.(4), 8.5 B.(5), 8.5 B.(6), 8.5 B.(8) or 8.5 B.(9), as the case may be), such holder shall deliver to the Company a written notice (a “Series D-2 Redemption Notice”) of the election by such holder to exercise its redemption rights under this Article 8.5 (the date of delivery of such Series D-2 Redemption Notice being the “Series D-2 Redemption Notice Date”). Upon receipt of such Series D-2 Redemption Notice, the Company shall as promptly as possible (in any event no later than the fifth (5th) date after receipt of the Series D-2 Redemption Notice) give a written notice of the redemption request to each of the other holders of Preferred Shares (including the holders of Series A Preferred Shares, the holders of Series B Preferred Shares, the holders of Series C Preferred Shares, the holders of Series C+ Preferred Shares, the holders of Series D Preferred Shares, the holders of Series D-1 Preferred Shares, the holders of Series D-3 Preferred Shares and the holders of Series E Preferred Shares) stating the existence of such request, the Series D-2 Redemption Price, the anticipated Series D-2 Redemption Closing Date, and the mechanics of redemption. Each of the other holders of Series D-2 Preferred Shares may also elect to require the Company to redeem all or a portion of their Series D-2 Preferred Shares by delivering a separate redemption notice to the Company within fifteen (15) days of the receipt of such written notice from the Company (the “Series D-2 Redemption Election Period”). Each redemption of the Series D-2 Preferred Shares pursuant to Article 8.5 hereof (for the avoidance of doubt, including pursuant to the event of Article 8.5 A.(7)(v)) shall have its closing on a date no later than forty five (45) days after the date on which the Company receives the last written redeeming notice delivered by the redeeming holders of Preferred Shares prior to the expiration of the Series D-2 Redemption Election Period, or on such earlier date as designated by the holder of such Series D-2 Preferred Shares (such date, the “Series D-2 Redemption Closing Date”). In addition, upon receipt of the Company’s written notice of such redemption request under this Article 8.5 B.(7), each holder of Series A Preferred Shares, each holder of Series B Preferred Shares, each holder of Series C Preferred Shares, each holder of Series C+ Preferred Shares, each holder of Series D Preferred Shares, each holder of Series D-1 Preferred Shares, each holder of Series D-3 Preferred Shares, and each holder of Series E Preferred Shares may also elect to require the Company to redeem all or any portion of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C+ Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series D-3 Preferred Shares or Series E Preferred Shares, as the case may be, held by such holder pursuant to Article 8.5A.(1)(v), 8.5A.(2)(v), 8.5 A.(3)(v), 8.5 A.(4)(v), 8.5 A.(5)(v), 8.5 A.(6)(v), 8.5 A.(8)(v) or 8.5 A.(9)(v), as the case may be, by delivering a separate redemption notice to the Company prior to the expiration of the Series D-2 Redemption Election Period. For the avoidance of doubt, the redemption closing date for all Preferred Shares being redeemed pursuant to this Article 8.5 B.(7) shall be the same date.

(8) In the event that a holder of the Series D-3 Preferred Shares is entitled to exercise the redemption rights pursuant to Article 8.5 A.(8) (other than pursuant to Article 8.5 A.(8)(v), in which event the redemption notice shall be delivered in accordance with Article 8.5 B.(1), 8.5 B.(2), 8.5 B.(3), 8.5 B.(4), 8.5 B.(5), 8.5 B.(6), 8.5 B.(7) or 8.5 B.(9), as the case may be), such holder shall deliver to the Company a written notice (a “Series D-3 Redemption Notice”) of the election by such holder to exercise its redemption rights under this Article 8.5 (the date of delivery of such Series D-3 Redemption Notice being the “Series D-3 Redemption Notice Date”). Upon receipt of such Series D-3 Redemption Notice, the Company shall as promptly as possible (in any event no later than the fifth (5th) date after receipt of the Series D-3 Redemption Notice) give a written notice of the redemption request to each of the other holders of Preferred Shares (including the holders of Series A Preferred Shares, the holders of Series B Preferred Shares, the holders of Series C Preferred Shares, the holders of Series C+ Preferred Shares, the holders of Series D Preferred Shares, the holders of Series D-1 Preferred Shares, the holders of Series D-2 Preferred Shares and the holders of Series E Preferred Shares) stating the existence of such request, the Series D-3 Redemption Price, the anticipated Series D-3 Redemption Closing Date, and the mechanics of redemption. Each of the other holders of Series D-3 Preferred Shares may also elect to require the Company to redeem all or a portion of their Series D-3 Preferred Shares by delivering a separate redemption notice to the Company within fifteen (15) days of the receipt of such written notice from the Company (the “Series D-3 Redemption Election Period”). Each redemption of the Series D-3 Preferred Shares pursuant to Article 8.5 hereof (for the avoidance of doubt, including pursuant to the event of Article 8.5 A.(8)(v)) shall have its closing on a date no later than forty five (45) days after the date on which the Company receives the last written redeeming notice delivered by the redeeming holders of Preferred Shares prior to the expiration of the Series D-3 Redemption Election Period, or on such earlier date as designated by the holder of such Series D-3 Preferred Shares (such date, the “Series D-3 Redemption Closing Date”). In addition, upon receipt of the Company’s written notice of such redemption request under this Article 8.5 B.(8), each holder of Series A Preferred Shares, each holder of Series B Preferred Shares, each holder of Series C Preferred Shares, each holder of Series C+ Preferred Shares, each holder of Series D Preferred Shares, each holder of Series D-1 Preferred Shares, each holder of Series D-2 Preferred Shares and each holder of Series E Preferred Shares may also elect to require the Company to redeem all or any portion of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C+ Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series D-2 Preferred Shares or Series E Preferred Shares, as the case may be, held by such holder pursuant to Article 8.5A.(1)(v), 8.5A.(2)(v), 8.5 A.(3)(v), 8.5 A.(4)(v), 8.5 A.(5)(v), 8.5 A.(6)(v), 8.5 A.(7)(v) or 8.5 A.(9)(v), as the case may be, by delivering a separate redemption notice to the Company prior to the expiration of the Series D-3 Redemption Election Period. For the avoidance of doubt, the redemption closing date for all Preferred Shares being redeemed pursuant to this Article 8.5 B.(8) shall be the same date.

(9) In the event that a holder of the Series E Preferred Shares is entitled to exercise the redemption rights pursuant to Article 8.5 A.(9) (other than pursuant to Article 8.5 A.(9)(v), in which event the redemption notice shall be delivered in accordance with Article 8.5 B.(1), 8.5 B.(2), 8.5 B.(3), 8.5 B.(4), 8.5 B.(5), 8.5 B.(6), 8.5 B.(7) or 8.5 B.(8), as the case may be), such holder shall deliver to the Company a written notice (a “Series E Redemption Notice”) of the election by such holder to exercise its redemption rights under this Article 8.5 (the date of delivery of such Series E Redemption Notice being the “Series E Redemption Notice Date”). Upon receipt of such Series E Redemption Notice, the Company shall as promptly as possible (in any event no later than the fifth (5th) date after receipt of the Series E Redemption Notice) give a written notice of the redemption request to each of the other holders of Preferred Shares (including the holders of Series A Preferred Shares, the holders of Series B Preferred Shares, the holders of Series C Preferred Shares, the of Series C+ Preferred Shares, the holders of Series D Preferred Shares, the holders of Series D-1 Preferred Shares, the holders of Series D-2 Preferred Shares and the holders of Series D-3 Preferred Shares) stating the existence of such request, the Series E Redemption Price, the anticipated Series E Redemption Closing Date, and the mechanics of redemption. Each of the other holders of Series E Preferred Shares may also elect to require the Company to redeem all or a portion of their Series E Preferred Shares by delivering a separate redemption notice to the Company within fifteen (15) days of the receipt of such written notice from the Company (the “Series E Redemption Election Period”). Each redemption of the Series E Preferred Shares pursuant to Article 8.5 hereof (for the avoidance of doubt, including pursuant to the event of Article 8.5 A.(9)(v)) shall have its closing on a date no later than forty five (45) days after the date on which the Company receives the last written redeeming notice delivered by the redeeming holders of Preferred Shares prior to the expiration of the Series E Redemption Election Period, or on such earlier date as designated by the holder of such Series E Preferred Shares (such date, the “Series E Redemption Closing Date”). In addition, upon receipt of the Company’s written notice of such redemption request under this Article 8.5 B.(9), each holder of Series A Preferred Shares, each holder of Series B Preferred Shares, each holder of Series C Preferred Shares, each holder of Series C+ Preferred Shares, each holder of Series D Preferred Shares, each holder of Series D-1 Preferred Shares, each holder of Series D-2 Preferred Shares and each holder of SeriesD-3 Preferred Shares may also elect to require the Company to redeem all or any portion of the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series C+ Preferred Shares, Series D Preferred Shares, Series D-1 Preferred Shares, Series D-2 Preferred Shares or Series D-3 Preferred Shares, as the case may be, held by such holder pursuant to Article 8.5A.(1)(v), 8.5A.(2)(v), 8.5 A.(3)(v), 8.5 A.(4)(v), 8.5 A.(5)(v), 8.5 A.(6)(v), 8.5 A.(7)(v) or 8.5 A.(8)(v), as the case may be, by delivering a separate redemption notice to the Company prior to the expiration of the Series E Redemption Election Period. For the avoidance of doubt, the redemption closing date for all Preferred Shares being redeemed pursuant to this Article 8.5 B.(9) shall be the same date.

C.

Upon the Applicable Redemption Closing Date, each redeeming holder of Preferred Shares shall surrender its certificate or certificates representing such Preferred Shares to be redeemed to the Company and a dated and signed instrument of transfer therefor in the manner and at the place designated by the Company for that purpose, and immediately thereupon on the same date such Applicable Redemption Price shall be paid to the order of the Person whose name appears on such certificate or certificates as the owner of such Preferred Shares and each such certificate shall be cancelled. In the event less than all the Preferred Shares represented by any such certificate are redeemed, a new certificate shall be promptly issued representing the unredeemed Preferred Shares. Subject to Article 8.5 D. below, unless there has been a default in payment of the Applicable Redemption Price, upon cancellation of the certificate representing such Preferred Shares to be redeemed, all dividends on such Preferred Shares designated for redemption on the Applicable Redemption Closing Date shall cease to accrue and all rights of the holders thereof, except the right to receive the respective Redemption Price thereof, shall cease and terminate, and such Preferred Shares shall be immediately upon the Applicable Redemption Closing Date converted into Ordinary Shares based on the then-effective Applicable Conversion Price.

D.

If on the Applicable Redemption Closing Date, the number of Preferred Shares that may then be legally redeemed by the Company is less than the number of such Preferred Shares that are requested to be redeemed on that day pursuant to this Article 8.5, or if the funds of the Company legally available for redemption of the Preferred Shares on the Applicable Redemption Closing Date are insufficient to redeem the total number of the Preferred Shares that are requested to be redeemed on such date, the Series E Preferred Shares, the Series D-3 Preferred Shares, the Series D-2 Preferred Shares, the Series D-1 Preferred Shares, the Series D Preferred Shares, the Series C+ Preferred Shares, the Series C Preferred Shares, the Series B Preferred Shares and the Series A Preferred Shares that are requested to be redeemed shall be redeemed on a pari passu, pro rata basis, based on each requesting holder’s Redemption Pro Rata Share. For purpose of these Articles, the “Redemption Pro Rata Share” of each redeeming holder of Preferred Shares shall equal to a fraction (x) the numerator of which shall be an amount (each redeeming holder’s “Individual Redemption Amount”) obtained after multiplying the Applicable Issue Price by the total number of the Preferred Shares that are requested to be redeemed by such requesting holder; and (y) the denominator of which shall be the sum of all the requesting holders’ Individual Redemption Amount. For the avoidance of doubt, any remaining Preferred Shares to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so. Without limiting any rights of the redeeming holders of Preferred Shares set forth in these Articles, or are otherwise available under the applicable laws, the balance of any Preferred Shares subject to redemption hereunder with respect to which the Company has become obligated to pay the Applicable Redemption Price but which it has not paid in full, shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such Preferred Shares had prior to the Applicable Redemption Closing Date, until the Applicable Redemption Price and all other redemption payments (including without limitation any dividend and other distribution, if any) accrued after the Applicable Redemption Closing Date have been paid in full with respect to such Preferred Shares. In addition, if the Company fails (for whatever reason) to redeem any of the Preferred Shares redeemable on the Applicable Redemption Closing Date, as from such date until the date on which the same are redeemed the Company shall not declare or pay, other than solely for the purpose of the payment of the Applicable Redemption Price, any dividend nor otherwise make any distribution of or otherwise decrease its profits available for distribution. For the avoidance of doubt, if any requesting holder of Preferred Shares elects to withdraw (for whatever reason) its Preferred Shares from redemption upon or prior to the Applicable Redemption Closing Date, the other requesting holder of Preferred Shares shall be entitled to consummate the redemption of its respective Preferred Shares in its sole discretion.

E.

To the extent permitted by the applicable laws, the Company shall procure that the profits of each of the Group Companies for the time being available for distribution shall be paid to it by way of dividend and/or other distribution if and to the extent that, but for such payment, the Company would not itself otherwise have sufficient profits available for distribution to make any redemption of Preferred Shares required to be made pursuant to this Article 8.5.

F.

Without limiting the generality of the foregoing Article 8.5 E, at all times after the receipt of a Redemption Notice, the Company shall take any and all action necessary and use its best endeavours to, and, to the extent not expressly prohibited by the applicable laws, and the redeeming holders of Preferred Shares shall have the right to, directly or indirectly through actions of the Preferred Directors appointed by them (if any), cause each of the Group Companies to (i) borrow funds from available sources, (ii) declare and pay a cash dividend and/or any other distribution, and/or (iii) sell, transfer or otherwise dispose of any and all of its properties and assets, and apply any and all proceeds from any of the foregoing transactions for the purpose of the payment of the Applicable Redemption Price.

G.

Each of the Group Companies shall execute such further instruments and take such further action as may be reasonably necessary to carry out the intent of this Article 8.5. The Company shall and shall cause the Group Companies to use their best efforts to ensure that the rights granted under this Article 8.5 to the redeeming holders of Preferred Shares are effective and that the redeeming holders of Preferred Shares enjoy the benefits thereof. The Company shall and shall cause each of the Group Companies to use its best efforts and take any and all actions as may be necessary, advisable or reasonably requested by the redeeming holders of Preferred Shares in order to carry out the transactions contemplated by this Article 8.5 and to protect the rights of the redeeming holders under this Article 8.5 against impairment.

H.

In addition to and without prejudice to the generality of Article 8.5 G. above, in the event any transaction proposed, or voted in favor of, by a redeeming holder of Preferred Shares in connection with the exercise of its redemption right is to be brought to a vote at a shareholder meeting of the Company, each holder of Ordinary Shares entitled to vote at such meeting agrees:

(1)     to be present, in person or by proxy, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings and the presence of the number of votes necessary for the effectiveness of any shareholder resolutions;

(2)     to vote (in person, by proxy or by action by written consent, as applicable) all shares of the capital securities of the Company as to which it has beneficial ownership in favor of such transaction and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such transaction; and

(3)     to execute and deliver all related documentation and take such other action in support of the transaction as shall reasonably be requested by the redeeming holders of Preferred Shares.

REGISTER OF MEMBERS

9.

The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute. The Register of Members shall be the only evidence as to who are the Members entitled to examine the Register of Members or to vote in person or by proxy at any meeting of Members.

FIXING RECORD DATE

10.

The Directors may fix in advance a date as the record date for any determination of Members entitled to notice of or to vote at a meeting of the Members, or any adjournment thereof, and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

11.

If no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

CERTIFICATES FOR SHARES

12.

A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other Person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to these Articles (including Article 8), no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

13.

The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one Person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

14.

If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

TRANSFER OF SHARES

15.

The Shares are subject to transfer restrictions as set forth in the Shareholders Agreement, by and among the Company and certain of its Members. The Company will register transfers of Shares that are made in accordance with such agreements and will not register transfers of Shares that are made in violation of such agreements. The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and, if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

REDEMPTION AND REPURCHASE OF SHARES

16.

Subject to the provisions of the Statute and these Articles (including Article 8), the Company is permitted to redeem, purchase or otherwise acquire any Shares, so long as such redemption, purchase or acquisition (i) is pursuant to any redemption provisions set forth in these Memorandum and Articles, (ii) is pursuant to the ESOP, or (iii) is as otherwise agreed by the holder of such Share and the Company, subject in the case of clause (ii) to compliance with any applicable restrictions set forth in the Shareholders Agreement, the Memorandum and these Articles (including Article 8).

17.

Subject to the provisions of the Statute and these Articles (including Article 8), the Company may issue Shares that are to be redeemable or are liable to be redeemed at the option of the Member or the Company. Subject to the provisions of the Statute and these Articles (including Article 8), the Directors may authorize the redemption or purchase by the Company of its own Shares in such manner and on such terms as they think fit and may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

18.

Subject to these Articles (including Article 8), if at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may only be varied with the consent in writing of Members holding not less than 50% of the votes entitled to be cast by holders (in person or by proxy) of Shares on a poll at a general meeting of such class affected by the proposed variation of rights or with the sanction of a resolution of such Members holding not less than 50% of the votes which could be cast by holders (in person or by proxy) of Shares of such class on a poll at a general meeting but not otherwise.

19.

For the purpose of the preceding Article, all of the provisions of these Articles relating to general meetings shall apply, to the extent applicable, mutatis mutandis, to every such separate meeting except that the necessary quorum shall be one or more Persons holding or representing by proxy at least two thirds of the issued Shares of such class and that any Member holding Shares of such class, present in person or by proxy, may demand a poll.

20.

Subject to these Articles (including Article 8), the rights conferred upon the holders of Shares or any class of Shares shall not, unless otherwise expressly provided by the terms of issue of such Shares, be deemed to be varied by the mere creation, redesignation, or issue of Shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

21.

The Company may, with the approval of the Board (so long as such approval includes the approval of all of the Preferred Shares), so far as the Statute permits, pay a commission to any Person in consideration of his or her subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

NONRECOGNITION OF INTERESTS

22.

The Company shall not be bound by or compelled to recognise in any way (even when having notice thereof) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

TRANSMISSION OF SHARES

23.

If a Member dies, the survivor or survivors where such Member was a joint holder, and his or her legal personal representatives where such Member was a sole holder, shall be the only Persons recognised by the Company as having any title to such Member’s interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share that had been jointly held by such Member.

24.

Any Person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some Person nominated by him or her as the transferee, but the Directors shall, in any case, have the same right to decline or suspend registration as they would have had in the case of a transfer by that Member before his death or bankruptcy pursuant to Article 15. If he or she elects to become the holder, he or she shall give written notice to the Company to that effect.

25.

If the Person so becoming entitled shall elect to be registered as the holder, such Person shall deliver or send to the Company a notice in writing signed by such Person stating that he or she so elects.

AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND ALTERATION OF CAPITAL

26.	Subject to these Articles (including Article 8), the Company may by Ordinary Resolution:

A.	increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

B.	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

C.	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value;

D.	cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any Person; and

E.	perform any action not required to be performed by Special Resolution.

27.

Subject to the provisions of the Statute and the provisions of these Articles (including Article 8) as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

A.	change its name;

B.	alter or add to these Articles;

C.	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and.

D.	reduce its share capital and any capital redemption reserve fund.

REGISTERED OFFICE

28.	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

GENERAL MEETINGS

29.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

30.

The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings, the report of the Directors (if any) shall be presented.

31.	The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

32.

A Members requisition is a requisition of Members holding, on the date of deposit of the requisition, not less than ten percent (10%) of the paid up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company.

33.

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

34.

If the Directors do not within twenty (20) days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty (20) days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty (20) days.

35.	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

36.

At least twenty (20) days’ notice shall be given of any general meeting unless such notice is waived either before, at or after such meeting both (i) by the Members (or their proxies) holding a majority of the aggregate voting power of all of the Ordinary Shares entitled to attend and vote thereat (including the Preferred Shares on an as converted basis), and (ii) by the Majority Preferred Holders (or their proxies). Every notice shall be exclusive of the day on which it is given or deemed to be given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner, if any, as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed both (i) by the Members (or their proxies) holding a majority of the aggregate voting power of all of the Ordinary Shares entitled to attend and vote thereat (including the Preferred Shares on an as converted basis), and (ii) by the Majority Preferred Holders (or their proxies).

37.

The officer of the Company who has charge of the Register of Members shall prepare and make, at least two (2) days before every general meeting, a complete list of the Members entitled to vote at the general meeting, arranged in alphabetical order, and showing the address of each Member and the number of Shares registered in the name of each Member. Such list shall be open to examination by any Member for any purpose germane to the meeting, during ordinary business hours, for a period of at least two (2) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.

PROCEEDINGS AT GENERAL MEETINGS

38.

The holders of a majority of the aggregate voting power of all of the Ordinary Shares entitled to notice of and to attend and vote at such general meeting (including the Preferred Shares on an as converted basis) and the Majority Preferred Holders together present in person or by proxy or if a company or other non-natural Person by its duly authorised representative shall be a quorum. Subject to Article 41, no business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business.

39.

A Person may participate at a general meeting by conference telephone or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other. Participation by a Person in a general meeting in this manner is treated as presence in person at that meeting.

40.	A resolution in writing (in one or more counterparts) shall be as valid and effective as if the resolution had been passed at a duly convened and held general meeting of the Company if:

A.	in the case of a Special Resolution, it is signed by all Members required for such Special Resolution to be deemed effective under the Statute; or

B.

in the case of any resolution passed other than as a Special Resolution, it is signed by Members for the time being holding Shares carrying in aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a general meeting at which all Shares entitled to vote thereon were present and voted (calculated in accordance with Article 8.4 A.) (or, being companies, signed by their duly authorised representative).

41.

A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any general meeting, the Members (or their proxies) holding a majority of the aggregate voting power of all of the Shares represented at the meeting may adjourn the meeting from time to time, until a quorum shall be present or represented.

42.

The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he or she shall not be present within twenty (20) minutes after the time appointed for the holding of the meeting, or is unwilling or unable to act, the Directors present shall elect one of their number, or shall designate a Member, to be chairman of the meeting; provided that, if notice of such meeting has been duly delivered to all Members twenty (20) days prior to the scheduled meeting in accordance with the notice procedures hereunder, and the quorum is not present within three hours from the time appointed for the meeting solely because of the absence of the Majority Preferred Holders, the meeting shall be adjourned to the seventh (7th) following Business Day at the same time and place (or to such other time or such other place as the directors may determine) with notice delivered to all Members five (5) days prior to the adjourned meeting in accordance with the notice procedures under Articles 106 through 110 and if at the adjourned meeting the quorum is not present within three hours from the time appointed for the meeting solely because of the absence of the Majority Preferred Holders, then the separate requirement that the Majority Preferred Holders be present for a quorum to be established shall not apply to such adjourned meeting for purposes of establishing a quorum. At such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally notified.

43.

With the consent of a general meeting at which a quorum is present, the chairman may (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned, notice of the adjourned meeting shall be given as in the case of an original meeting.

44.	A resolution put to the vote of the meeting shall be decided by poll and not on a show of hands.

45.	On a poll a Member shall have one vote for each Ordinary Share he holds on an as converted basis, unless any Share carries special voting rights.

46.

Except on a poll on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

47.	A poll on a question of adjournment shall be taken forthwith.

48.

A poll on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

VOTES OF MEMBERS

49.

Except as otherwise required by law or these Articles (including Article 8), the Ordinary Shares and the Preferred Shares shall vote together on an as converted basis on all matters submitted to a vote of Members.

50.

In the case of joint holders of record, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

51.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his or her committee, receiver, or other Person on such Member’s behalf appointed by that court, and any such committee, receiver, or other Person may vote by proxy.

52.

No Person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class or series of Shares unless he or she is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by such Member in respect of Shares have been paid.

53.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

54.	Votes may be cast either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting.

55.

A Member holding more than one Share need not cast the votes in respect of his or her Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him or her, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he or she is appointed either for or against a resolution and/or abstain from voting.

PROXIES

56.

The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his or her attorney duly authorised in writing, or, if the appointor is a corporation, under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Member of the Company.

57.

The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, no later than the time for holding the meeting or adjourned meeting.

58.

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

59.

Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

60.

Any corporation or other non-natural Person that is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such Person as it thinks fit to act as its representative at any meeting of the Company or any class of Members, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he or she represents as the corporation could exercise if it were an individual Member.

SHARES THAT MAY NOT BE VOTED

61.

Shares that are beneficially owned by the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

APPOINTMENT OF DIRECTORS, OBSERVERS AND CHIEF EXECUTIVE OFFICER

62.	The holders of the Ordinary Shares and the Preferred Shares are entitled to appoint the Directors and observers (if applicable) of the Company according to the following provisions:

62.1	Directors and Chief Executive Officer. The authorized number of Directors on the Board shall be ten (10) Directors, with the composition of the Board determined as follows:

A.

for so long as the holders of Series E Preferred Shares collectively hold more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis), the Majority Series E Holders shall have the right to designate, appoint, remove, replace and reappoint one (1) Director on the Board, provided that RAUMIER LIMITED (for so long as RAUMIER LIMITED or any of its Affiliates holds more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis)) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) Director on the Board;

B.

for so long as the holders of Series D Preferred Shares collectively hold more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis), the Majority Series D Holders shall have rights to designate, appoint, remove, replace and reappoint one (1) Director on the Board, provided that ADV Value Development Fund I, L.P. and ADV Value Development Fund II, L.P. (collectively “ADV”) (for so long as ADV and/or any of its Affiliates collectively hold more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis)) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) Director on the Board;

C.

for so long as the holders of Series C+ Preferred Shares collectively hold more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis and assuming the Series C+ Warrants have been fully exercised), the Majority Series C+ Holders shall have the right to designate, appoint, remove, replace and reappoint one (1) Director on the Board, provided that CMB (for so long as CMB or any of its Affiliates holds more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis and assuming the CMB Warrant has been fully exercised)) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) Director on the Board;

D.

for so long as the holders of Series B Preferred Shares collectively hold more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis), the Majority Series B Holders shall have the right to designate, appoint, remove, replace and reappoint one (1) Director on the Board, provided that CW (for so long as CW or any of its Affiliates holds more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis)) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) Director on the Board;

E.

for so long as the holders of Series A Preferred Shares collectively hold more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis), the Majority Series A Holders shall have the right to designate, appoint, remove, replace and reappoint one (1) Director on the Board, provided that GS (for so long as GS or any of its Affiliates holds more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis)) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) Director on the Board; and

F.	Merchant Tycoon Limited shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time five (5) Directors on the Board.

The Director appointed by the Majority Series E Holders pursuant to this Article 62.1 is referred to as a “Series E Director”. The Director appointed by the Majority Series D Holders pursuant to this Article 62.1 is referred to as a “Series D Director”. The Director appointed by the Majority Series C+ Holders pursuant to this Article 62.1 is referred to as a “Series C+ Director”. The Director appointed by the Majority Series B Holders pursuant to this Article 62.1 is referred to as a “Series B Director”. The Director appointed by the Majority Series A Holders pursuant to this Article 62.1 is referred to as a “Series A Director”. Each Director appointed by Merchant Tycoon Limited pursuant to this Article 62.1 is referred to as an “Ordinary Director”, and collectively, the “Ordinary Directors”. A majority of the Ordinary Directors shall have right to nominate the chief executive officer, the chief financial officer, the chief operating officer, the chief technology officer and the president of the Company, provided that the appointment or removal of, and approval of the remuneration package for, such chief executive officer, chief financial officer, chief operating officer, chief technology officer and the president shall be subject to approval of the Board (including the affirmative vote of at least two of the Preferred Directors).

62.2

Observers. Each of CW (for so long as CW or any of its Affiliates holds any Shares), GS (for so long as GS or any of its Affiliates holds any Shares), JAFCO (for so long as JAFCO or any of its Affiliates holds more than two percent (2%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis)) and KIP (for so long as KIP or any of its Affiliates holds more than two percent (2%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis)) shall be entitled to appoint one observer (each, an “Observer”) to attend all meetings of the Board and all subcommittees of the Board, in a nonvoting observer capacity and the Company shall give each Observer copies of all notices, minutes, consents, and other materials that the Company provides to the Directors at the same time and in the same manner as provided to such Directors. Each Observer shall be entitled to be reimbursed for all reasonable and documented out-of-pocket expenses incurred in connection with attending board or committee meetings.

POWERS OF DIRECTORS

63.

Subject to the provisions of the Statute, the Memorandum and these Articles (including Article 8) and to any directions given by Special Resolution, the business of the Company shall be managed by or under the direction of the Directors who may exercise all the powers of the Company; provided, however, that the Company shall not carry out any action inconsistent with these Articles (including Article 8). No alteration of the Memorandum or these Articles and no such direction shall invalidate any prior act of the Directors that would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

64.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine.

65.

Subject to these Articles (including Article 8), the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

66.

Subject to these Articles (including Article 8), the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture shares, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

VACATION OF OFFICE AND REMOVAL OF DIRECTOR

67.	The office of a Director shall be vacated if:

A.	such Director gives notice in writing to the Company that he or she resigns the office of Director; or

B.	such Director dies, becomes bankrupt or makes any arrangement or composition with such Director’s creditors generally; or

C.	such Director is found to be or becomes of unsound mind.

68.

Any Director who shall have been elected by a specified group of Members may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the group of Members then entitled to elect such Director in accordance with Article 62, given at a special meeting of such Members duly called or by an action by written consent for that purpose. Any vacancy in the Board of Directors caused as a result of such removal or one or more of the events set out in Article 67 of any Director who shall have been elected by a specified group of Members, may be filled by, and only by, the affirmative vote of the group of Members then entitled to elect such Director in accordance with Article 62, given at a special meeting of such Members duly called or by an action by written consent for that purpose, unless otherwise agreed upon among such Members.

PROCEEDINGS OF DIRECTORS

69.

A Director may by a written instrument appoint an alternate who need not be a Director, and an alternate is entitled to attend meetings in the absence of the Director who appointed him and to vote or consent in place of the Director. At all meetings of the Board of Directors a majority of the number of the Directors in office elected in accordance with Article 62 that includes all of the Preferred Directors and three (3) Ordinary Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the Directors present (in person or in alternate) at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Statute, the Memorandum or these Articles. If only one Director is elected, such sole Director shall constitute a quorum. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting, until a quorum shall be present, provided that, if notice of the board meeting has been duly delivered to all Directors of the Board prior to the scheduled meeting in accordance with the notice procedures hereunder, and the quorum is not present within three hours from the time appointed for the meeting solely because of the absence of any Preferred Director or any Ordinary Director, the meeting shall be adjourned to the fifth (5th) following Business Day at the same time and place (or to such other time or such other place as the Directors may determine) with notice delivered to all Directors no less than three (3) Business Days prior to the adjourned meeting in accordance with the notice procedures hereunder and, if at the adjourned meeting, the quorum is not present within three hours from the time appointed for the meeting solely because of the absence of any Preferred Director or any Ordinary Director, then the presence of a majority of the number of the Directors in office elected in accordance with Article 62 shall be necessary and sufficient to constitute a quorum for the transaction of business at such adjourned meeting. Notwithstanding the foregoing, if any Preferred Director or any Ordinary Director decides that he/she cannot attend a Board meeting (either personally or through an alternate) after receiving the notice of the Board meeting duly delivered in accordance with these Articles, he/she may propose an alternative date for the meeting and the Company shall make best efforts to accommodate such date change.

70.

Subject to the provisions of these Articles (including Article 8), the Directors may regulate their proceedings as they think fit, provided however that the board meetings shall be held at least once every three (3) months unless the Board otherwise approves (so long as such approval includes the approval of all of the Preferred Directors) and that the written notice of each meeting given to the Directors shall include an agenda of the business to be transacted at the meeting.

71.

A Person may participate in a meeting of the Directors or committee of the Board by conference telephone or other communications equipment by means of which all the Persons participating in the meeting can communicate with each other at the same time. Participation by a Person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

72.

A resolution in writing (in one or more counterparts) signed by no less than a majority of the number of the Directors or a majority of the number of the members of a committee of the Board shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of the Board of Directors, as the case may be, duly convened and held, provided that any such resolution is distributed to all the Directors and includes the signed approval of at least three Ordinary Directors and all of the Preferred Directors.

73.	Meetings of the Board of Directors may be called by any Director on seven (7) days’ notice to each Director in accordance with Articles 106 through 110.

74.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

75.

The Directors may elect a chairman of their Board and determine the period for which he or she is to hold office; but if no such chairman is elected, or if at any meeting the chairman shall not be present within twenty (20) minutes after the time appointed for holding the same, the Directors present may choose one of their members to be chairman of the meeting.

76.

All acts done by any meeting of the Directors or of a committee of the Board of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and qualified to be a Director.

PRESUMPTION OF ASSENT

77.

A Director who is present at a meeting of the Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless the Director’s dissent shall be entered in the minutes of the meeting or unless the Director shall file his or her written dissent from such action with the Person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such Person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIRECTORS’ INTERESTS

78.

Subject to Article 81, a Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

79.

Subject to Article 81, a Director may act by himself or herself or his or her firm in a professional capacity for the Company and such Director or firm shall be entitled to remuneration for professional services as if such Director were not a Director.

80.

Subject to Article 81, a Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as member or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by such Director as a director or officer of, or from his or her interest in, such other company.

81.

In addition to any further restrictions set forth in these Articles (including Article 8), no Person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested (each, an “Interested Transaction”) be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such Interested Transaction by reason of such Director holding office or of the fiduciary relation thereby established, and any such director may vote at a meeting of directors on any resolution concerning a matter in which that director has an interest (and if he votes his vote shall be counted) and shall be counted towards a quorum of those present at such meeting, in each case so long as the material facts of the interest of each Director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith to and are known by the other Directors. A general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof that a Director is a member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under this Article.

MINUTES

82.

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any series of Shares and of the Directors, and of committees of the Board of Directors including the names of the Directors present at each meeting.

DELEGATION OF DIRECTORS’ POWERS

83.

Subject to these Articles (including Article 8) and the Shareholders Agreement, the Board of Directors may, with prior consent of at least three Ordinary Directors and all of the Preferred Directors, establish any committees and approve the delegation of any of their powers to any committee consisting of one or more Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.

84.

The Board of Directors may also, with prior consent of at least three Ordinary Directors and all of the Preferred Directors, delegate to any managing Director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by such Person provided that the appointment of a managing Director shall be revoked forthwith if he or she ceases to be a Director. Any such delegation may be made subject to any conditions the Board of Directors, with prior consent of at least three Ordinary Directors and all of the Preferred Directors, may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

85.

Subject to these Articles (including Article 8), the Directors may by power of attorney or otherwise appoint any company, firm, Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him or her.

86.

Subject to these Articles (including Article 8), the Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of an officer’s appointment, an officer may be removed by resolution of the Directors or Members.

NO MINIMUM SHAREHOLDING

87.	There is no minimum shareholding required to be held by a Director.

REMUNERATION OF DIRECTORS

88.

The remuneration to be paid to the Directors, if any, shall be such remuneration as determined by the Board or one of its committees (in each case, including the consent of all of the Preferred Directors). The Directors shall also be entitled to be paid all reasonable and documented travelling, hotel and other out-of-pocket expenses properly incurred by them in connection with their attendance at meetings of the Board of Directors or committees of the Board of Directors, or general meetings of the Company, or separate meetings of the holders of any series of Shares or debentures of the Company, or otherwise in connection with the business of the Company.

89.

The Directors may by resolution of the majority of the Board or one of its committees (including the consent of all of the Preferred Directors) approve additional remuneration to any Director for any services other than his or her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity, shall be in addition to his or her remuneration as a Director.

SEAL

90.

The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Board of Directors authorised by the Board of Directors. Every instrument to which the Seal has been affixed shall be signed by at least one Person who shall be either a Director or some officer or other Person appointed by the Directors for the purpose.

91.

The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

92.

A Director or an officer authorized by the Board of Directors, representative or attorney of the Company may without further authority of the Directors affix the Seal over his or her signature alone to any document of the Company required to be authenticated by him or her under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

93.

Subject to the Statute and these Articles (including Article 8), the Directors may declare dividends and distributions on Shares in issue and authorise payment of the dividends or distributions out of the assets of the Company lawfully available therefor. No dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

94.	All dividends and distributions shall be declared and paid according to the provisions of Article 8.

95.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) then payable by such Member to the Company on account of calls or otherwise.

96.

Subject to the provisions of these Articles (including Article 8), the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

97.

Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such Person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the Person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other monies payable in respect of the Share held by them as joint holders.

98.	No dividend or distribution shall bear interest against the Company, except as expressly provided in these Articles.

99.

Any dividend that cannot be paid to a Member and/or that remains unclaimed after six (6) months from the date of declaration of such dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the dividend shall remain as a debt due to the Member. Any dividend that remains unclaimed after a period of six (6) years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

CAPITALIZATION

100.

Subject to these Articles (including Article 8), the Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend as set forth in Article 8 hereof and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event, the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any Person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

101.

The Directors shall cause proper books of account to be kept at such place as they may from time to time designate with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions. The Directors shall from time to time determine whether and to what extent and at what times and places, and under what conditions or regulations, the accounts and books of the Company or any of them shall be open to inspection of Members not being Directors and no such Member shall have any right of inspecting any account or book or document of the Company except as conferred by the Statute or authorized by the Directors or the Company in general meeting or in a written agreement binding on the Company.

102.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

103.

Subject to the Articles (including Article 8), the Directors may appoint an Auditor who shall hold office until removed from office by a resolution of the Directors, and may fix the Auditor’s remuneration.

104.

Every Auditor shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

105.

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company that is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company that is registered with the Registrar of Companies as an exempted company and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

106.

Except as otherwise provided in these Articles, notices shall be in writing. Notice may be given by the Company to any Member or Director either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to such Member or Director (as the case may be) or to the address of such Member or Director as shown in the Register of Members or the Register of Directors (as the case may be) (or where the notice is given by electronic mail by sending it to the electronic mail address provided by such Member or Director).

107.

Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, prepaying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax to a fax number provided by the intended recipient, service of the notice shall be deemed to be effected when the receipt of the fax is acknowledged by the recipient. Where a notice is given by electronic mail to the electronic mail address provided by the intended recipient, service shall be deemed to be effected when the receipt of the electronic mail is acknowledged by the recipient.

108.

A notice may be given by the Company to the Person or Persons that the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices that are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the Persons claiming to be so entitled, or at the option of the Company, by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

109.

Notice of every general meeting shall be given in any manner hereinbefore authorised to every Person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every Person upon whom the ownership of a Share devolves by reason of his or her being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his or her death or bankruptcy would be entitled to receive notice of the meeting, and no other Person shall be entitled to receive notices of general meetings.

110.

Whenever any notice is required by law or these Articles to be given to any Director, member of a committee or Member, a waiver thereof in writing, signed by the Person or Persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

WINDING UP

111.	If the Company shall be wound up, assets available for distribution amongst the Members shall be distributed, in accordance with Article 8.

112.

If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and, subject to these Articles (including Article 8), determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

INDEMNITY

113.

To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses that they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own fraud or dishonesty and no such Director or officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director or officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other Persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his or her office or trust unless the same shall happen through the fraud or dishonesty of such Director or officer or trustee. Except with respect to proceedings to enforce rights to indemnification pursuant to this Article, the Company shall indemnify any such indemnitee pursuant to this Article in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent provided by, and subject to the requirements of, applicable law, so long as the indemnitee agrees with the Company to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article.

114.

To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own fraud or dishonesty respectively.

FINANCIAL YEAR

115.

Unless the Directors otherwise prescribe in accordance with Article 8, the financial year of the Company shall end on the 31st of March in each year and, following the year of incorporation, shall begin on the 1st of April in each year.

TRANSFER BY WAY OF CONTINUATION

116.

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution and the written consent of the Majority Preferred Holders, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

DRAG ALONG RIGHTS

117.

At any time from and after the fifth (5th) anniversary of the Closing Date, if the Majority Preferred Holders (the “Drag Holders”) propose to transfer all of the Equity Securities of the Company held by them, whether or not structured as a Share Sale or as a Deemed Liquidation Event, merger, consolidation, reorganization, asset sale or sale of control of the Company or otherwise (the “Drag-Along Sale”), to any Person (the “Offeror”), and such proposed Drag-Along Sale implies a valuation of the Group Companies of no less than US$1.2 billion, the Drag Holders may, at their option, by delivery of a written notice (the “Drag-Along Notice”), require the holders of the Ordinary Shares and any other holders of the Preferred Shares which are not Drag Holders (the “Dragged Holders”) to, and whereupon each Dragged Holder shall:

(i)     sell, at the same time as the Drag Holders sell to the Offeror, in the Drag-Along Sale, all of its Equity Securities of the Company or the same percentage of its Equity Securities of the Company as the Drag Holders sell, upon substantially the same terms and conditions as were agreed to by the Drag Holders; provided, however, that such terms and conditions, including with respect to price paid or received per Equity Security of the Company, may differ as between different classes of Equity Securities of the Company in accordance with their relative liquidation preferences as set forth in Article 8.2 hereof and provided further that some Members may be given the right or opportunity to exchange or roll a portion of their Equity Securities of the Company for Equity Securities of the acquirer or an Affiliate thereof in the Drag-Along Sale but in such event there shall be no obligation to afford such right or opportunity to all of the Members;

(ii)     vote all of its Equity Securities of the Company (a) in favor of such Drag-Along Sale, (b) against any other consolidation, recapitalization, amalgamation, merger, sale of securities, sale of assets, business combination, or transaction that would interfere with, delay, restrict, or otherwise adversely affect such Drag-Along Sale, and (c) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such Drag-Along Sale or that could result in any of the conditions to the closing obligations under such agreement(s) not being fulfilled, and, in connection therewith, to be present (in person or by proxy) at all relevant meetings of the Members of the Company (or adjournments thereof) or to approve and execute all relevant written consents in lieu of a meeting;

(iii)     not exercise any dissenters’ or appraisal rights under applicable law with respect to such Drag-Along Sale;

(iv)     take all necessary actions in connection with the consummation of such Drag-Along Sale as reasonably requested by the Drag Holders, including but not limited to the execution and delivery of any share transfer or other agreements prepared in connection with such Drag-Along Sale, and the delivery, at the closing of such Drag-Along Sale involving a sale of Shares, of all certificates representing shares held or controlled by such holder, duly endorsed for transfer or accompanied by a duly executed share transfer form, or affidavits and indemnity undertakings with respect to lost certificates; and

(v)     restructure such Drag-Along Sale, as and if reasonably requested by the Drag Holders, as a merger, consolidation, restructuring or similar transaction, or a sale of all or substantially all of the assets of the Company, or otherwise.

In any such Drag-Along Sale, (i) each such Dragged Holder shall make representations and warranties regarding such holder’s title to and ownership of the Shares, due authorization, enforceability, no violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any law or regulation applicable to such Dragged Holders or any material contract to which such Dragged Holder is a party or by which it is bound, obtaining all requisite Consents in connection with the Drag-Along Sale, to the extent that such Consents can be obtained without incurring significant expenses, (ii) each such Dragged Holder shall bear a proportionate share (based upon the relative proceeds received in such transaction) of the Drag Holders’ reasonable and documented fees and expenses incurred in the transaction, including, without limitation, legal, accounting and investment banking fees and expenses, and (iii) each such Dragged Holder shall severally, not jointly, join on a pro rata basis (based upon the relative proceeds received in such transaction) in any indemnification obligations that are part of the terms and conditions of such Drag-Along Sale (other than those that relate specifically to a particular Member, such as indemnification with respect to representations and warranties given by such Member regarding such Member’s title to and ownership of the Shares, due authorization, enforceability, and no conflicts, which shall instead be given solely by such Member).

118.

In the event that any Member fails for any reason to comply with this Article after reasonable notice thereof, such Member hereby grants an irrevocable power of attorney and proxy to any Director approving the Drag-Along Sale to take all necessary actions and execute and deliver all documents deemed by such Director to be reasonably necessary to effectuate the terms hereof.